As filed with the Securities and Exchange Commission on November 13, 2007

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           CHINA POWER EQUIPMENT, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                    MARYLAND
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      3620
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   20-5101287
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                        YASEN INDUSTRY CENTER, 4TH FLOOR
                             NO.15 GAO XIN 6TH ROAD
                       HI-TECH INDUSTRIAL DEVELOPMENT ZONE
                          XI'AN, SHAANXI, CHINA 710075
                        TEL: 011-86-29-88310282\88310560
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                         UNITED CORPORATE SERVICES, INC.
                      20 SOUTH CHARLES STREET - SUITE 1200
                            BALTIMORE, MARYLAND 21201
                                  800-899-8648

            (Name, address and telephone number of agent for service)

                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                        YASEN INDUSTRY CENTER, 4TH FLOOR
                             NO.15 GAO XIN 6TH ROAD
                       HI-TECH INDUSTRIAL DEVELOPMENT ZONE
                          XI'AN, SHAANXI, CHINA 710075

                    (ADDRESS OF PRINCIPAL PLACE OF BUSINESSS)

                                   COPIES TO:
                               DARREN OFSINK, ESQ.
                                GUZOV OFSINK LLC
                         600 MADISON AVENUE, 14TH FLOOR,
                               NEW YORK, NY 10022

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement has been declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF       AMOUNT TO BE     PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
SECURITIES TO BE              REGISTERED      OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION FEE
REGISTERED                                    UNIT (1)                PRICE
-------------------------------------------------------------------------------------------------------------
Common stock, par value
$.001 per share,
underlying Series A
Preferred Stock              4,021,900(2)            $ 0.23               $  925,037              $ 28.40
Common stock, par value
$.001 per share,
underlying warrants          4,021,900(3)            $ 1.00               $4,021,900              $123.47

        Total                                                                                     $151.87
-------------------------------------------------------------------------------------------------------------

(1)   The registration fee is calculated pursuant to Rule 457(g)

(2) Includes 4,021,900 shares of common stock issuable on conversion of Series A Preferred Stock currently held by the selling stockholders.

(3) Includes shares of common stock underlying three years warrants to purchase 43.98 shares of common stock with an exercise price of $ 1.00 per share (subject to adjustment).

      THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED November 13, 2007

                           CHINA POWER EQUIPMENT, INC.

                        4,021,900 SHARES OF COMMON STOCK
                      (UNDERLYING SERIES A PREFERRED STOCK)

                        4,021,900 SHARES OF COMMON STOCK
                              (UNDERLYING WARRANTS)

                         OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 8,043,800 shares of our common stock, including (i) 4,021,900 shares they may acquire on conversion of Series A Preferred Stock and
(ii) 4,021,900 shares they may acquire on exercise of warrants. The Series A Preferred Stock and the warrants were issued to the selling stockholders in a private placement completed on May 30, 2007. The warrants have an exercise price of $1.00 per share (subject to adjustment), all of the warrants expire in three years. The Series A Preferred Stock are convertible into common stock at anytime at the rate of 43.98 share of common stock for each share of Series A Preferred stock (subject to adjustment).

The selling stockholders may offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants of $1.00 per share or an aggregate of $4,021,900. We will pay all of the registration expenses incurred in connection with this offering (estimated to be approximately $160,000) but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses.

Our common stock is not currently quoted on any exchange or inter-dealer market. We cannot give you any assurance that an active trading market in our common stock will develop, or if an active market does develop, that it will continue.

The shares are being offered by the selling stockholders in anticipation of the development of a secondary trading market in our common stock.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is November 13, 2007

                                TABLE OF CONTENTS

About This Prospectus ....................................................     1
Cautionary Note Regarding Forward Looking Statements
  and Other Information Contained in this Prospectus .....................     1
Prospectus Summary .......................................................     2
Risk Factors .............................................................     5
Selling Stockholders .....................................................    16
Market For Common Equity And Related Stockholder Matters .................    22
Plan of Distribution .....................................................    23
Management's Discussion and Analysis of Financial Condition
  and Results of Operations ..............................................    23
Use of Proceeds ..........................................................    25
Business .................................................................    33
Description of Property ..................................................    36
Legal Proceedings ........................................................    37
Security Ownership of Certain Beneficial Owners and Management ...........    37
Directors and Executive Officers .........................................    38
Executive Compensation ...................................................    41
Interest of Named Experts and Counsel ....................................    41
Disclosure of Commission Positions on Indemnification for
  Securities Act Liabilities .............................................    41
Certain Relationships and Related Transactions ...........................    42
Description of Our Securities ............................................    42
Legal Matters ............................................................    43
Experts ..................................................................    43
Changes in and Disagreements with Accountants ............................    42
Where You Can Find More Information ......................................    44
Financial Statements .....................................................    44

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
Indemnification of Directors and Officers.................................  II-1
Other Expenses of Issuance and Distribution...............................  II-1
Recent Sales of Unregistered Securities...................................  II-1
Exhibits..................................................................  II-2
Undertakings..............................................................  II-2
Signatures ...............................................................  II-4

                              ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information other than that contained in this prospectus. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock, including shares they acquire upon conversion of their preferred stock and/or exercise of their warrants, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the selling stockholders, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us or any selling stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. The prospectus will be updated and updated prospectuses made available for delivery to the extent required by the federal securities laws.

   CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION
                          CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Plan of Operation" and "Business," as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

REFERENCES TO CURRENCY AND OTHER

Unless otherwise noted, all currency figures in this filing are in U.S.dollars. References to "yuan" or "RMB" are to the Chinese yuan (also known as the Renminbi). According to xe.com as of November 13, 2007, $1 = 7.42 yuan.

In this prospectus, references to "KVA" are to kilovolt-amperes, which are units of power equivalent to kilowatts in some circumstances.

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES BEFORE MAKING AN INVESTMENT DECISION. EXCEPT AS OTHERWISE SPECIFICALLY STATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, THE "COMPANY," WE," "OUR" AND "US" REFERS COLLECTIVELY TO (1) CHINA POWER EQUIPMENT, INC. ("CHINA POWER"), (2) AN SEN (XI'AN) POWER SCIENCE & TECHNOLOGY CO., LTD. ("AN SEN"), A COMPANY ORGANIZED UNDER THE LAWS OF THE PEOPLE'S REPUBLIC OF CHINA AND A WHOLLY-OWNED SUBSIDIARY OF CHINA POWER, AND CATEGORIZED AS A "WHOLLY FOREIGN-OWNED ENTITY" ("WOFE") UNDER CHINESE LAW, (3) XI'AN AMORPHOUS ALLOY SCIENCE AND TECHNOLOGY CO., LTD. ("ALLOY SCIENCE"), A COMPANY ORGANIZED UNDER THE LAWS OF PEOPLE'S REPUBLIC OF CHINA, AND (4) XI'AN AMORPHOUS ALLOY ZHONGXI TRANSFORMER CO., LTD. ("ZHONGXI"), A COMPANY ORGANIZED UNDER THE LAWS OF PEOPLE'S REPUBLIC OF CHINA AND A SUBSIDIARY OF ALLOY SCIENCE.

                                   THE COMPANY

BUSINESS OVERVIEW

We design, manufacture and distribute amorphous alloy cores in the People's Republic of China ("PRC") that constitute the main component of a new generation of energy saving electrical power transformers. In addition, we continue our legacy businesses as a distributor of electrical power transformers and manufacturer of traditional steel silicon cores.

Our business is conducted through our operating company, Xi'an Amorphous Alloy Zhongxi Transformer Co., Ltd. ("Zhongxi"), in the PRC that is controlled through our wholly owned PRC based subsidiary An Sen (Xi'an) Power Science & Technology Co., Ltd. ("An Sen"), a "wholly foreign-owned entity" ("WOFE") under Chinese law

Amorphous alloy cores enables manufacturers of electric power transformers to take advantage of the burgeoning energy saving market in the PRC by reducing power loss through improved conductivity of the core. We utilize proprietary, patented technology to design, manufacture and sell our amorphous alloy transformer cores, which we believe gives our product a number of advantages over our PRC competitors.

Our total sales revenues for the fiscal year ended December 31, 2006 were derived from the following sources: (i) approximately 34% of our sales were from amorphous alloy transformer cores, (ii) approximately 16% of our sales were from amorphous ally core transformers, and (i) approximately 50% of our sales were from traditional transformers. However we expect that our sales of amorphous alloy transformer cores will be our principal source of revenues in the future. Our sales were made to PRC based customers and none of our sales revenues were derived from the international market.

CORPORATE HISTORY

China Power Equipment, Inc. ("China Power") was incorporated in the State of Maryland on May 17, 2006. On November 3, 2006, China Power formed An Sen (Xi'an) Power Science & Technology Co., Ltd., a limited liability company organized under the laws of the PRC ("An Sen"), as a wholly-owned subsidiary of China Power and "wholly foreign-owned enterprise" ("WOFE") under Chinese law. An Sen acts as a management company for Xi'an Amorphous Alloy Zhongxi Transformer Co., Ltd. ("Zhongxi" ), the company that holds the principal operations of our business. An Sen manages and controls Zhongxi in the same manner as if it were a wholly owned subsidiary of An Sen under PRC law pursuant to the management entrustment agreement signed on November 8, 2006 by and among An Sen and Zhongxi and measures passed by the shareholders of Zhongxi. Zhongxi was formed on June 29, 2004. In summary, we do not own Zhongxi; however, through An Sen we are entitled to receive all of the profits of, and are obligated to pay all the debts of, Zhongxi.

                                  THE OFFERING

OFFERING BY SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 8,043,800 shares of our common stock including 4,021,900 shares they may acquire on conversion of Series A Preferred Stock and 4,021,900 shares they may acquire on exercise of warrants The Series A Preferred Stock and warrants were purchased by the selling stockholders in a series of private placements made exclusively to accredited investors completed on May 30, 2007 and may be offered for sale by the selling stockholders from time to time. No shares are being offered for sale by the Company.

Common stock outstanding prior to
Offering .............................    10,451,613

Common stock offered by the Company ..         0

Total shares of common stock offered
by Selling stockholders ..............     8,043,800

Common stock to be outstanding after
the offering (assuming all Series A
Preferred Stock have been converted
and all warrants have been
exercised) ...........................    18,495,413

Use of Proceeds ......................    We will not receive any of the
                                          proceeds from the sales of the shares
                                          by the selling stockholders.  To the
                                          extent the warrants are exercised for
                                          cash, if at all, we will receive the
                                          exercise price for those warrants.
                                          We intend to use any cash proceeds
                                          received from the exercise of warrants
                                          for working capital and other general
                                          corporate purposes.  We cannot assure
                                          you that any of the warrants will ever
                                          be exercised for cash or at all.

Risk Factors .........................    See "Risk Factors" and other
                                          information included in this
                                          prospectus for a discussion of factors
                                          you should consider before deciding to
                                          invest in shares of our common stock.

BACKGROUND

Between February 13, 2007 and May 30, 2007, we raised $925,000 in a private placement of our Series A Convertible Preferred Stock at a purchase price of $10.00 per share which we issued together with an aggregate of 4,021,900 warrants to purchase our common stock at a purchase price of $1.00 per share. The Series A Convertible Preferred Stock is convertible into 4,021,900 shares of our common stock, or 21.75% of our issued and outstanding stock on a fully diluted basis. The warrants are convertible into 4,021,900 shares of our common stock or 21.75% of our issued and outstanding common stock on a fully diluted basis.

PLAN OF DISTRIBUTION

This offering is not being underwritten. The selling stockholders themselves directly, or through their agents, or through their brokers or dealers, may sell their shares from time to time, in (i) privately negotiated transactions, or
(ii) in one or more transactions, including block transactions, on the OTC Bulletin Board or on any stock exchange on which the shares may then be listed in the future pursuant to and in accordance with the applicable rules of such exchange. The selling price of the shares may be at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. To the extent required, the specific shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, broker or dealer and any applicable commission or discounts with respect to a particular offer will be described in an accompanying prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We will pay all expenses of registration incurred in connection with this offering (estimated to be approximately $160,000), but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of any of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders may offer the common stock pursuant to this prospectus in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement.

The offering of common stock may be through the facilities of the OTCBB or such other exchange where our common stock may then be traded. Brokerage commissions may be paid and discounts are allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales affected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common stock.

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

The risks and uncertainties described below are not the only ones we may face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business, financial condition, and/or operating results. If any of the following risks, or any other risks not described below, actually occur, it is likely that our business, financial condition, and operating results could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose part or all of your investment.

RISKS RELATED TO OUR BUSINESS OUR LIMITED OPERATING HISTORY MAY NOT SERVE AS AN ADEQUATE BASIS TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

We commenced our current line of business operations in 1999. Our limited operating history may not provide a meaningful basis on which to evaluate our business. We cannot assure you that we will maintain our profitability or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

      o     raise adequate capital for expansion and operations;

      o implement our business model and strategy and adapt and modify them as needed;

      o increase awareness of our brands, protect our reputation and develop customer loyalty;

      o manage our expanding operations and service offerings, including the integration of any future acquisitions;

      o     maintain adequate control of our expenses;

      o anticipate and adapt to changing conditions in the transformer and electric power market in which we operate as well as the impact of any changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

OUR FAILURE TO COMPETE EFFECTIVELY MAY ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.

We compete primarily on the basis of our ability to find purchasers for our transformer cores. There can be no assurance that we will continue to find such purchasers in new areas as we attempt to expand or that our competitors will not negotiate more favorable arrangements. We expect that we will be required to continue to invest in expansion capacity and research and development efforts in order to remain competitive. Our contemplated expansion will require large amounts of capital. Our competitors may have better resources and better strategies to raise capital which could have a material adverse effect on our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO EFFECTIVELY CONTROL AND MANAGE OUR GROWTH.

If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. An expansion would increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause delay in production and delivery of amorphous alloy cores as well as administrative inefficiencies.

WE MAY REQUIRE ADDITIONAL FINANCING IN THE FUTURE AND A FAILURE TO OBTAIN SUCH REQUIRED FINANCING WILL INHIBIT OUR ABILITY TO GROW.

The continued growth of our business may require additional funding from time to time. Funding would be used for general corporate purposes, which could include acquisitions, investments, repayment of debt, capital expenditures, repurchase of our capital stock, among other things. Obtaining additional funding would be subject to a number of factors including market conditions, operating performance and investor sentiment, many of which are outside of our control. These factors could make the timing, amount, terms and conditions of additional funding unattractive or unavailable to us.

THE TERMS OF ANY FUTURE FINANCING MAY ADVERSELY AFFECT YOUR INTEREST AS STOCKHOLDERS.

If we require additional financing in the future, we may be required to incur indebtedness or issue equity securities, the terms of which may adversely affect your interests in the Company. For example, the issuance of additional indebtedness may be senior in right of payment to your shares upon liquidation of the Company. In addition, indebtedness may be under terms that make the operation of our business more difficult because the lender's consent could be required before we take certain actions. Similarly the terms of any equity securities we issue may be senior in right of payment of dividends to your common stock and may contain superior rights and other rights as compared to your common stock. Further, any such issuance of equity securities may dilute your interest in the Company.

THE PROTECTION OF INTELLECTUAL PROPERTY RIGHTS IN THE PRC IS NOT AS EFFECTIVE AS IN THE UNITED STATES OR OTHER COUNTRIES.

Our trademarked brands have gained substantial recognition in various areas. The protection of intellectual property rights in the PRC however is not as effective or enforced to the same degree as in the United States or other countries. The unauthorized use of our brands could enable some other manufacturers to take unfair advantage, which could harm our business and competitive position.

Our success depends, in part, on our ability to protect our proprietary technologies. As of the date of this prospectus, we have three patents, which relate to relatively older technology, and we are in the process of applying for three additional patents for a newer, upgraded iron core and transformers. There is no guarantee that we will receive the new patents we are applying for, and no guarantee that our intellectual property is or will be sufficiently protected. Nor is there any guarantee that our current or potential competitors do not have, and will not obtain or develop, similar technology, which could harm our business and competitive position. Protection of intellectual property in the PRC has historically been weak, primarily because of ambiguities in the PRC laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in the PRC may not be as effective as they are in the United States and other countries. Policing unauthorized uses of proprietary technology is difficult and expensive, and we might need to resort to litigation to enforce or defend patents issued to us or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation could require significant expenditure of cash and management efforts and could harm our business, financial condition and results of operations. An adverse determination in any such litigation would impair our intellectual property rights and could harm our business, competitive position, business prospects and reputation.

WE MAY BE EXPOSED TO INTELLECTUAL PROPERTY INFRINGEMENT AND OTHER CLAIMS BY THIRD PARTIES, WHICH, IF SUCCESSFUL, COULD CAUSE US TO PAY SIGNIFICANT DAMAGE AWARDS AND INCUR OTHER COSTS.

Although we believe that the technology we use, including our patented technology and technology for which we are applying for patents, is significantly distinguished from other patented technology, and any infringement claim relating to our technology would be unlikely to succeed, we cannot assure you that our assessment is or will remain correct. In addition, as litigation becomes more common in the PRC in commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims. The validity and scope of claims relating to patents for amorphous core and transformer technology and related devices and machines involve complex technical, legal and factual questions and analysis and, therefore, may be highly uncertain. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. An adverse determination in any such litigation or proceeding to which we may become a party could subject us to significant liability to third parties, including damage awards, and could require us to seek licenses from third parties, pay ongoing royalties, or to redesign our products or subject us to injunctions preventing the manufacture and sale of our products. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation.

WE DEPEND ON A CONCENTRATION OF RAW MATERIALS SUPPLIERS. ANY SIGNIFICANT FLUCTUATION IN PRICE OF OUR RAW MATERIALS MAY HAVE A MATERIAL ADVERSE EFFECT ON THE MANUFACTURING COST OF OUR PRODUCTS.

We rely on raw materials, especially amorphous alloy ribbon, silicon steel sheet and epoxy resin, to produce our products. We enter into supply contracts for these raw materials. Therefore, the availability of our raw materials is subject to risks of contract fulfillment from our counterparties. The support of government on amorphous alloy transformer industry may increase the demand of amorphous alloy ribbon, silicon steel sheet and epoxy resin, which will bring the increase of price. For the major material, amorphous alloy ribbon, the only supplier is Hitachi Metals Co., Ltd.. Currently, Hitachi amorphous alloy strip global supply falls short of demand .In the event that Hitachi is unable to provide us with the amorphous alloy ribbon we require, we may be unable to find alternate sources, or find alternate sources at reasonable prices. In such an event, our business and financial results would be materially and adversely affected.

WHILE WE HAVE SOME -TERM SUPPLY CONTRACTS WITH OUR SUPPLIERS OF RAW MATERIALS, ANY SIGNIFICANT FLUCTUATION IN PRICE OF RAW MATERIALS MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR MANUFACTURING COSTS.

Silicon steel sheet and epoxy resin are two other raw materials that we use. The prices of these are subject to market conditions. We have certain long-term contracts or arrangements with our suppliers; however, the contracts may not be sufficient to cover our needs. While some of these raw materials are generally available other raw materials for our amorphous cores have limited suppliers and, we cannot assure you that prices will not rise because of changes in market conditions. An increase in component or raw material costs relative to our product prices could have a material adverse effect on our gross margins and earnings.

POTENTIAL ENVIRONMENTAL LIABILITY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATIONS AND FINANCIAL CONDITION.

To the knowledge of our management team, neither the manufacture of transformer cores nor the sale and distribution of transformer cores and transformers requires us to comply with PRC environmental laws other than laws of general applicability. We have never been the subject of allegations of any environmental regulation; however, there can be no assurance that the PRC government will not amend its current environmental protection laws and regulations. Our business and operating results could be materially and adversely affected if we were to increase expenditures to comply with environmental regulations affecting our operations.

WE MAY ENGAGE IN FUTURE ACQUISITIONS THAT COULD DILUTE THE OWNERSHIP INTERESTS OF OUR STOCKHOLDERS, CAUSE US TO INCUR DEBT AND ASSUME CONTINGENT LIABILITIES.

We may review acquisition and strategic investment prospects that we believe would complement our current product offerings, augment our market coverage or enhance our technical capabilities, or otherwise offer growth opportunities. From time to time we review investments in new businesses and we expect to make investments in, and to acquire, businesses, products, or technologies in the future. In the event of any future acquisitions, we could:

      o issue equity securities which would dilute current stockholders' percentage ownership;

      o     incur substantial debt;

      o     assume contingent liabilities; or

      o     expend significant cash.

These actions could have a material adverse effect on our operating results or the price of our common stock. Moreover, even if we do obtain benefits in the form of increased sales and earnings, there may be a lag between the time when the expenses associated with an acquisition are incurred and the time when we recognize such benefits. Acquisitions and investment activities also entail numerous risks, including:

      o difficulties in the assimilation of acquired operations, technologies and/or products;

      o unanticipated costs associated with the acquisition or investment transaction;

      o the diversion of management's attention from other business concerns;

      o adverse effects on existing business relationships with suppliers and customers;

      o risks associated with entering markets in which we have no or limited prior experience;

      o     the potential loss of key employees of acquired organizations; and


      o substantial charges for the amortization of certain purchased intangible assets, deferred stock compensation or similar items.

We cannot ensure that we will be able to successfully integrate any businesses, products, technologies, or personnel that we might acquire in the future, and our failure to do so could have a material adverse effect on our business, operating results and financial condition.

WE ARE RESPONSIBLE FOR THE INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS.

Our articles of incorporation provide for the indemnification and/or exculpation of our directors, officers, employees, agents and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the state of Maryland. This indemnification policy could result in substantial expenditures, which we may be unable to recoup, which could adversely affect our business and financial conditions.

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN THE PRC.

The PRC historically has not adopted a western style of management and financial reporting concepts and practices, as well as in modern banking, computer and other control systems. We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

WE MAY NOT HAVE ADEQUATE INTERNAL ACCOUNTING CONTROLS. WHILE WE HAVE CERTAIN INTERNAL PROCEDURES IN OUR BUDGETING, FORECASTING AND IN THE MANAGEMENT AND ALLOCATION OF FUNDS, OUR INTERNAL CONTROLS MAY NOT BE ADEQUATE.

We are constantly striving to improve our internal accounting controls. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING MAY NOT BE EFFECTIVE, AND OUR INDEPENDENT AUDITORS MAY NOT BE ABLE TO CERTIFY AS TO THEIR EFFECTIVENESS, WHICH COULD HAVE A SIGNIFICANT AND ADVERSE EFFECT ON OUR BUSINESS.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our company's independent registered public accountants. The SEC extended the compliance dates for "non-accelerated filers," as defined by the SEC. Accordingly, we believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2007 fiscal year and the attestation requirement of management's assessment by our independent registered public accountants will first apply to our annual report for the 2008 fiscal year. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We have not yet evaluated our internal controls over financial reporting in order to allow management to report on, and our independent auditors to attest to, our internal controls over financial reporting, as will be required by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC. We have never performed the system and process evaluation and testing required in an effort to comply with the management assessment and auditor certification requirements of Section 404, which will initially apply to us as of December 31, 2007. Our lack of familiarity with Section 404 may unduly divert management's time and resources in executing the business plan. If, in the future, management identifies one or more material weaknesses, or our external auditors are unable to attest that our management's report is fairly stated or to express an opinion on the effectiveness of our internal controls, this could result in a loss of investor confidence in our financial reports, have an adverse effect on our stock price and/or subject us to sanctions or investigation by regulatory authorities.

WE DO NOT HAVE KEY MAN INSURANCE ON OUR PRESIDENT AND CEO, MR. SONG, ON WHOM WE RELY FOR THE MANAGEMENT OF OUR BUSINESS.

We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Mr. Yongxing Song. The loss of the services of Mr. Song, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that we will be able to find a suitable replacement for Mr. Song. We do not carry key man life insurance for any of our key personnel.

WE MAY NOT BE ABLE TO HIRE AND RETAIN QUALIFIED PERSONNEL TO SUPPORT OUR GROWTH AND IF WE ARE UNABLE TO RETAIN OR HIRE THESE PERSONNEL IN THE FUTURE, OUR ABILITY TO IMPROVE OUR PRODUCTS AND IMPLEMENT OUR BUSINESS OBJECTIVES COULD BE ADVERSELY AFFECTED.

Competition for senior management and senior technology personnel in the PRC is intense, the pool of qualified candidates in the PRC is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future. This failure could materially and adversely affect our future growth and financial condition.

WE DO NOT PRESENTLY MAINTAIN FIRE, THEFT, PRODUCT LIABILITY OR ANY OTHER PROPERTY INSURANCE, WHICH LEAVES US WITH EXPOSURE IN THE EVENT OF LOSS OR DAMAGE TO OUR PROPERTIES OR CLAIMS FILED AGAINST US.

We do not maintain fire, theft, product liability or other insurance of any kind. We bear the economic risk with respect to loss of or damage or destruction to our property and to the interruption of our business as well as liability to third parties for personal injury or damage or destruction to their property that may be caused by our personnel or products. This liability could be substantial and the occurrence of such loss or liability may have a material adverse effect on our business, financial condition and prospects. However product liability lawsuits in the PRC are rare, and we have never experienced significant failure of our products.

WE DO NOT MAINTAIN A RESERVE FUND FOR WARRANTY OR DEFECTIVE EQUIPMENT CLAIMS. OUR COSTS COULD SUBSTANTIALLY INCREASE IF WE EXPERIENCE A SIGNIFICANT NUMBER OF WARRANTY CLAIMS.

Currently, we currently provide a six-month warranty to our customers who have purchased our transformer cores but we do not plan to continue to do so in the future. The warranties require us to replace defective equipment. As of November 13, 2007, we have received no warranty claims for our products. Consequently, the costs associated with our warranty claims have historically been minimal, and we have therefore not established any reserve funds for potential warranty claims. If we begin to receive warranty claims, our financial condition and results of operations could be materially adversely affected.

RISK RELATED TO OUR INDUSTRY

A DROP IN THE RETAIL PRICE OF THE TRADITIONAL TRANSFORMER CORES IN THE PRC MAY HAVE A NEGATIVE EFFECT ON OUR BUSINESS.

If the retail price of traditional transformer iron cores is reduced, the purchaser may choose not to purchase the more expensive amorphous alloy transformer cores. Such decrease of demand may lead to a decrease of our profits. Although we believe that current retail amorphous alloy transformer cores prices support a reasonable return on investment for our products, there can be no assurance that future retail pricing will remain at such levels.

EXISTING REGULATIONS AND CHANGES TO EXISTING REGULATIONS MAY SIGNIFICANTLY REDUCE DEMAND FOR OUR PRODUCTS.

The development of the amorphous-alloy transformer-cores market is supported by relevant government regulations. Even though we believe such supporting policies of the government will not change in the near future, there is no guarantee that changes will not happen in the long run. We are responsible for knowing the requirements of individual cities and must design equipment to comply with varying standards. Any new government regulations or utility policies that relate to our amorphous alloy transformer cores products may result in significant additional expenses to us, our resellers and their customers and, as a result, could cause a significant reduction in demand for our products.

IF AMORPHOUS ALLOY TECHNOLOGY IS NOT SUITABLE FOR WIDESPREAD ADOPTION OR SUFFICIENT DEMAND FOR AMORPHOUS ALLOY PRODUCTS DOES NOT DEVELOP OR TAKES LONGER TO DEVELOP THAN WE ANTICIPATE, OUR SALES WOULD NOT SIGNIFICANTLY INCREASE AND WE WOULD BE UNABLE TO ACHIEVE OR SUSTAIN PROFITABILITY.

The market for amorphous alloy products is emerging and rapidly evolving, and its future success is uncertain. If amorphous alloy technology proves to be unsuitable for widespread commercial deployment or if demand for amorphous alloy products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability. In addition, demand for amorphous alloy products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of amorphous alloy technologies and demand for amorphous alloy products, including:

      o cost-effectiveness of amorphous alloy technologies as compared with conventional iron transformer technologies;

      o performance and reliability of amorphous alloy products as compared with conventional iron transformer technologies; and

      o capital expenditures by customers that tend to decrease if the PRC or global economy slows down.

RISKS RELATED TO DOING BUSINESS IN THE PRC.

CHANGES IN THE POLICIES OF THE PRC GOVERNMENT COULD HAVE A SIGNIFICANT IMPACT UPON THE BUSINESS WE MAY BE ABLE TO CONDUCT IN THE PRC AND THE PROFITABILITY OF SUCH BUSINESS.

The PRC's economy is in a transition from a planned economy to a market oriented economy, subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, there can be no assurance that this will be the case.

A change in policies by the PRC government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. Although the PRC government has been pursuing economic reform policies for more than two decades, there is no assurance that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

THE PRC LAWS AND REGULATIONS GOVERNING OUR CURRENT BUSINESS OPERATIONS ARE SOMETIMES VAGUE AND UNCERTAIN. ANY CHANGES IN SUCH PRC LAWS AND REGULATIONS MAY HARM OUR BUSINESS.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement involves substantial uncertainty. New laws and regulations that affect existing and new businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

A SLOWDOWN OR OTHER ADVERSE DEVELOPMENTS IN THE PRC ECONOMY MAY HARM OUR CUSTOMERS AND THE DEMAND FOR OUR SERVICES AND OUR PRODUCTS.

All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that this growth will continue. The amorphous alloy industry in the PRC is relatively new and growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in the PRC economy which may affect demand for amorphous alloy transformers. A slowdown in overall economic growth, an economic downturn, a recession or other adverse economic developments in the PRC could significantly reduce the demand for our products and harm our business.

INFLATION IN THE PRC COULD NEGATIVELY AFFECT OUR PROFITABILITY AND GROWTH.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth could lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may harm our profitability. In order to control inflation in the past, the PRC government has imposed controls on bank credit, limits on loans for fixed assets and restrictions on state bank lending. Such an austere policy can lead to a slowing of economic growth. In October 2004, the People's Bank of China, the PRC's central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products.

GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY AFFECT THE VALUE OF YOUR INVESTMENT.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. We receive substantially all of our revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also in the future restrict access to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain of our expenses as they come due.

THE FLUCTUATION OF THE RENMINBI MAY HARM YOUR INVESTMENT.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would diminish the value of the proceeds of the offering and this could harm our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our common shares or for other business purposes and the U.S. dollar appreciates against the Renminbi, the U.S. dollar equivalent of the Renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 11.7% appreciation of the Renminbi against the U.S. dollar as of November 9, 2007. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar.

PRC STATE ADMINISTRATION OF FOREIGN EXCHANGE ("SAFE") REGULATIONS REGARDING OFFSHORE FINANCING ACTIVITIES BY PRC RESIDENTS MAY INCREASE THE ADMINISTRATIVE BURDEN WE FACE. THE FAILURE BY OUR SHAREHOLDERS WHO ARE PRC RESIDENTS TO MAKE ANY REQUIRED APPLICATIONS AND FILINGS PURSUANT TO SUCH REGULATIONS MAY PREVENT US FROM BEING ABLE TO DISTRIBUTE PROFITS AND COULD EXPOSE US AND OUR PRC RESIDENT SHAREHOLDERS TO LIABILITY UNDER PRC LAW.

SAFE, issued a public notice ("SAFE #75") effective from November 1, 2005, which requires registration with SAFE by the PRC resident shareholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise.

In October 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE notice, which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an "offshore special purpose company," for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. Moreover, if the offshore special purpose company was established and owned the onshore assets or equity interests before the implementation date of the SAFE notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

Our PRC resident controlling shareholder, Mr. Song, has taken all necessary steps as instructed by the local SAFE branch to comply with SAFE #75 by filing a disclosure form regarding his ownership status; however, we cannot assure you that this disclosure document will be sufficient. It is also unclear exactly whether our other PRC resident shareholders must make disclosure to SAFE. While our PRC counsel has advised us that only the PRC resident shareholders who receive ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to SAFE #75, there can be no assurance that SAFE will not require our other PRC resident shareholders to register and make the applicable disclosure. In addition, SAFE #75 requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if shareholder non-compliance will be considered to be a violation of SAFE #75 by us or otherwise affect us. In the event that the proper procedures are not followed under SAFE #75, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

THE PRC'S LEGAL AND JUDICIAL SYSTEM MAY NOT ADEQUATELY PROTECT OUR BUSINESS AND OPERATIONS AND THE RIGHTS OF FOREIGN INVESTORS

The PRC legal and judicial system may negatively impact foreign investors. In 1982, the National People's Congress amended the Constitution of China to authorize foreign investment and guarantee the "lawful rights and interests" of foreign investors in the PRC. However, the PRC's system of laws is not yet comprehensive. The legal and judicial systems in the PRC are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the PRC lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the PRC judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The PRC's legal system is based on the civil law regime, that is, it is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases. In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors. However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises. There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting the PRC's political, economic or social life, will not affect the PRC government's ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

The practical effect of the PRC legal system on our business operations in the PRC can be viewed from two separate but intertwined considerations. First, as a matter of substantive law, the Foreign Invested Enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate Articles and contracts to Foreign Invested Enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices, which are not consistent with U.S. generally accepted accounting principles. PRC's accounting laws require that an annual "statutory audit" be performed in accordance with PRC accounting standards and that the books of account of Foreign Invested Enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the People's Republic of China Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation. While the enforcement of substantive rights may appear less clear than United States procedures, the Foreign Invested Enterprises and Wholly Foreign-Owned Enterprises are Chinese registered companies, which enjoy the same status as other Chinese registered companies in business-to-business dispute resolution. Any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). Therefore, as a practical matter, although no assurances can be given, the Chinese legal infrastructure, while different in operation from its United States counterpart, should not present any significant impediment to the operation of Foreign Invested Enterprises

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD HARM OUR OPERATIONS.

A renewed outbreak of SARS or another widespread public health problem (such as bird flu) in the PRC, where all of our revenues are derived, could significantly harm our operations. Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that would adversely disrupt our operations. Any of the foregoing events or other unforeseen consequences of public health problems could significantly harm our operations.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND MOST OF OUR DIRECTORS AND ALL OF OUR OFFICERS RESIDE OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND OUR OFFICERS OR TO ENFORCE U.S. COURT JUDGMENT AGAINST US OR THEM IN THE PRC.

Most of our directors and all of our officers reside outside of the United States. In addition, our operating company is located in the PRC and substantially all of its assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the U.S. Federal securities laws or otherwise.

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN THE PRC.

We have in the past and may continue to have difficulty in hiring and retaining a sufficient number of qualified employees to work for us. Accordingly, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards.

THE RELATIVE LACK OF PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM MAY PUT US AT A COMPETITIVE DISADVANTAGE.

Our management team lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

RISKS RELATED TO OUR COMMON STOCK.

OUR OFFICERS AND DIRECTORS CONTROL US THROUGH THEIR POSITIONS AND STOCK OWNERSHIP AND THEIR INTERESTS MAY DIFFER FROM OTHER STOCKHOLDERS.

As of November 13, 2007, there were 10,451,613 shares of our common stock issued and outstanding. Our officers and directors beneficially own approximately 33.66% of our common stock. Mr. Yongxin Song, our Chairman, beneficially owns approximately 28.26% of our common stock. As a result, he is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions including business combinations. Yet Mr. Song's interests may differ from those of other stockholders. Furthermore, ownership of 33.66% of our common stock by our officers and directors reduces the public float and liquidity, and may affect the market price, of our common stock.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK.

Our common stock is not quoted on any exchange or inter-dealer quotation system. There is no trading market for our common stock and our common stock may never be included for trading on any stock exchange or through any quotation system (including, without limitation, the NASDQ Stock Market and the Over-the-Counter Bulletin Board). You may not be able to sell your shares due to the absence of a trading market.

Our common stock may be also subject to the "penny stock" rules to the extent that its price is below $5.00, which rules require delivery of a schedule explaining the penny stock market and the associated risks before any sale. These requirements may further limit your ability to sell your shares.

OUR COMMON STOCK IS ILLIQUID AND SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.

If a market for our common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS OUR STOCK PRICE.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

WE ARE AUTHORIZED TO ISSUE "BLANK CHECK" PREFERRED STOCK, WHICH, IF ISSUED WITHOUT STOCKHOLDERS APPROVAL, MAY ADVERSELY AFFECT THE RIGHTS OF HOLDERS OF OUR COMMON STOCK.

We are authorized to issue 10,000,000 shares of preferred stock, of which 5,000,000 shares have been designated as Series A Preferred Stock. As of November 13, 2007 there were 92,500 shares of Series A Preferred Stock issued and outstanding. The Board of Directors is authorized under our Articles of Amendment to provide for the issuance of additional shares of preferred stock by resolution, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend or liquidation rights. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control, which could have the effect of discouraging bids for our company and thereby prevent stockholders from receiving the maximum value for their shares. We have no present intention to issue any shares of our preferred stock in order to discourage or delay a change of control. However, there can be no assurance that preferred stock will not be issued at some time in the future.

                              SELLING STOCKHOLDERS

This prospectus relates to the offer and sale of our common stock by the selling stockholders identified in the table below. Each of the selling stockholders acquired the Series A Preferred Stock and the warrants pursuant to a series of private placement transactions completed as of May 30, 2007. Each investor was an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

None of the selling stockholders has held a position as an officer or director of the Company, nor has any selling stockholder had a material relationship of any kind with the Company.

The table set forth below lists the names of the selling stockholders as well as
(1) the number of shares underlying the Series A Preferred Stock acquired by the selling stockholder in the private placements all of which are being registered, and (2) the number of shares underlying the warrants acquired by the selling stockholder in the private placements all of which are being registered.

Each selling stockholder is offering for sale all of the shares he or it will acquire upon conversion of the Series A Preferred Stock and exercise of the warrants acquired in the private placements.

Each selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholders will sell all of the shares offered for sale and that they beneficially own no other shares other than those acquired in the private placements. Accordingly they will beneficially own no shares of common stock upon completion of the offering. A selling stockholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a selling stockholder obligated to sell all or any portion of the shares at any time.

----------------------------------------------------------------------------------------------------------------------
                                                                 TOTAL NUMBER
                         NUMBER OF            NUMBER OF SHARES   AND  PERCENTAGE
                         SHARES UNDERLYING    UNDERLYING         OF  SHARES         MAXIMUM
                         SERIES A PREFERRED   WARRANTS OWNED     BENEFICIALLY       NUMBER OF       PERCENTAGE
NAME OF SELLING          STOCK OWNED PRIOR    PRIOR TO THE       OWNED PRIOR TO     SHARES TO BE    OWNERSHIP AFTER
STOCKHOLDER              TO THE OFFERING (1)  OFFERING (2)       OFFERING           SOLD (3)        OFFERING (%) (6)
----------------------------------------------------------------------------------------------------------------------
KWCB Investments, Ltd.       3,043,600            3,043,600           (4) (5)         6,087,200             0
----------------------------------------------------------------------------------------------------------------------
Jing Li                        434,800              434,800           (4) (5)           869,600             0
----------------------------------------------------------------------------------------------------------------------
Yan Gao                                             434,800
                               434,800                                (4) (5)           869,600             0
----------------------------------------------------------------------------------------------------------------------
Joseph J. Amiel                108,700              108,700
                                                                      (4) (5)           217,400             0
----------------------------------------------------------------------------------------------------------------------

----------
(1) Each series A Preferred Stock can be converted into 43.98 shares of common stock , subject to adjustment.

(2) Each warrant entitles the holder to purchase 43.98 share of common stock at the exercise price of $1.00 per share, subject to adjustment.

(3) Includes shares that will be acquired on conversion of the Series A Preferred Stock and the exercise of warrants.

(4) As of November 13, 2007, we had outstanding 10,451,613 shares of common stock. Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security. Also under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person's economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the table. `

(5) Subject to footnote 5, in determining the percent of common stock beneficially owned by a selling stockholder on November 13, 2007, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder, including shares the beneficial ownership of which may be acquired, within 60 days on conversion of the Series A Preferred Stock or on exercise of the warrants held by such selling stockholder, and (b) the denominator is the sum of (i) the 10,451,613 shares outstanding on November 13, 2007, and (ii) the number of shares underlying the Series A Preferred Stock and warrants, which each of the selling stockholders has the right to acquire within 60 days of November 13, 2007.

(6)   Assumes the sale of all shares offered by the selling stockholders.

BACKGROUND

Between February 13, 2007 and May 30, 2007, we raised $925,000 in a private placement of our Series A Convertible Preferred Stock at a purchase price of $10.00 per share which we issued together with an aggregate of 4,021,900 warrants to purchase our common stock at a purchase price of $1.00 per share. The Series A Convertible Preferred Stock is convertible into 4,021,900 shares of our common stock, or 21.75% of our issued and outstanding stock on a fully diluted basis. The warrants are convertible into 4,021,900 shares of our common stock or 21.75% of our issued and outstanding common stock on a fully diluted basis.

The agreements entered into with the investors include a Preferred Stock and Warrant Purchase Agreement, and disclosure schedules and exhibits in support thereof including the warrant. The following is a summary of the material terms.

SECURITIES PURCHASE AGREEMENT

The Preferred Stock and Warrant Purchase Agreement provides for the purchase by the investors of the securities as described below.

                                                               NUMBER OF
                                                               SHARES OF
                                                                 COMMON          NUMBER OF
                                               NUMBER OF       UNDERLYING        SHARES OF
                                                 SHARES        SERIES A           COMMON
                                AMOUNT OF     OF SERIES A      PREFERRED        UNDERLYING
NAME                           INVESTMENT   PREFERRED STOCK      STOCK           WARRANTS         DATE OF AGREEMENT
KWCB Investments, Ltd.         $ 700,000         70,000        3,043,600         3,043,600        May 29, 2007
Jing Li
                                $100,000         10,000          434,800           434,800        May 29, 2007
Yan Gao
                                $100,000         10,000          434,800           434,800        May 30, 2007
Joseph J. Amiel                  $25,000          2,500          108,700           108,700        February 13, 2007
  Total                         $925,000         92,500        4,021,900         4,021,900

REPRESENTATIONS; WARRANTIES; INDEMNIFICATION: The Preferred Stock and Warrant Purchase Agreement contains representations and warranties by us and the investors which are customary for transactions of this type.

COVENANTS: The Preferred Stock and Warrant Purchase Agreement contains certain covenants on our part, including the following:

      o We shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Conversion Shares and the Warrant Shares;

      o So long as any Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, as long as the surviving or successor entity in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith;

      o No Purchaser has an existing short position with respect to the Company's Common Stock. Each Purchaser agrees not to, directly or indirectly, enter into any short sales with respect to the Common Stock prior to the date on which such Purchaser is entitled to sell, transfer the number of shares of Common Stock as to which such Purchaser proposes to establish a short position;

THE SERIES A PREFERRED STOCK

The rights and preferences of the Series A Preferred Stock are set forth in the Articles of Amendment. The following is a summary of the rights and preferences:

NO DIVIDENDS. The Series A Preferred shall not be entitled to any dividends..

VOTING RIGHTS. The Series A Preferred Stock has no voting rights except as may be required by Maryland law. However, the approval of the holders of at least 51% of the Series A Preferred Stock is required for:

      o The authorization, creation, or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking equal or prior to the Series A Preferred; or

      o The amendment, alteration, or repeal, whether by merger, consolidation, or otherwise, of any of the provisions of the Articles of Incorporation of the corporation which would alter or change the powers, preferences, or special rights of the shares of the Series A Preferred so as to affect them adversely; provided, however, that any increase in the amount of authorized Series A Preferred, or the creation and issuance of series of Blank Check Preferred Stock with dividend rights or ranking junior to the Series A Preferred with respect to the distribution of assets upon liquidation, dissolution, or winding up, shall not be deemed to adversely affect such powers, preferences, or special rights.

LIQUIDATION PREFERENCE. On liquidation the holders are entitled to receive $10 per share (out of available assets) before any distribution or payment can be made to the holders of any junior securities.

CONVERSION.

CONVERSION AT OPTION OF HOLDER. Each share of Series A Preferred Stock is convertible at any time into 43.98 share of common stock at the option of the holder. The aggregate number of shares of common stock which may be issued upon conversion of the Series A Preferred Stock shall be no more than 4,021,900 million shares.

ADJUSTMENT TO CONVERSION PRICE OF SERIES A PREFERRED STOCK. The Conversion Price shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, or similar change in the corporation's Common Stock.

REGISTRATION RIGHTS. The holders of Series A Preferred will be entitled to the Piggyback Rights for a period of two years after the conversion.

LOCKUP: Upon the conversion of the shares of Series A Preferred into shares of Common Stock ("Conversion Shares"), the holders may not sell such Conversion Shares for a period of 150 days following the conversion; provided, however, immediately upon the conversion a holder may sell up to 10% of the Conversion Shares issued to such holder, after the expiration of 90 days after the conversion a holder may sell up to 30% of the Conversion Shares issued to such holder, and after the expiration of 120 days following the conversion a holder may sell up to an additional 30% of the Conversion Shares issued to such holder.

THE WARRANTS

The warrants entitle the holders to purchase up to the number of shares of Common Stock convertible from Series A Convertible Preferred Stock, an aggregate of 4,021,900 shares, at an exercise price of $1.00 per share, subject to adjustment. The warrants terminate on the third anniversary of the date on which the Warrants are issued.

REGISTRATION RIGHTS. The holders of the Warrants will be entitled to the Piggyback Rights for a period of two years after the conversion.

                              PLAN OF DISTRIBUTION

This offering is not being underwritten. The selling stockholders themselves directly, or through their agents, or through their brokers or dealers, may sell their shares from time to time, in (i) privately negotiated transactions, or
(ii) in one or more transactions, including block transactions, on the OTC Bulletin Board or on any stock exchange on which the shares may then be listed in the future pursuant to and in accordance with the applicable rules of such exchange. The selling price of the shares may be at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. To the extent required, the specific shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, broker or dealer and any applicable commission or discounts with respect to a particular offer will be described in an accompanying prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We will pay all expenses of registration incurred in connection with this offering (estimated to be approximately $160,000), but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the distribution of any of the shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders may offer the common stock pursuant to this prospectus in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement.

The offering of common stock may be through the facilities of the OTCBB or such other exchange where our common stock may then be traded. Brokerage commissions may be paid and discounts are allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales affected through brokers or dealers. To our knowledge, as of the date hereof, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common stock.





                                 USE OF PROCEEDS

We will not receive any of the proceeds from any sales of the shares offered and sold under this prospectus by the selling shareholders. However, we will receive proceeds from the exercise of warrants to purchase our common stock. If all of our outstanding warrants were exercised, we would receive $4,021,900. We cannot assure you that any of the warrants will ever be exercised for cash or at all. We intend to use any proceeds received from the exercise of warrants for working capital and other general corporate purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION

Our common stock is not traded or quoted on any exchange or inter-dealer quotation system. We will seek to have our common stock quoted on the Over-The-Counter Bulletin Board as soon as practicable after the effective date of this registration statement.

HOLDERS

As of November 13, 2007, there were 10,451,613 shares of our common stock issued and outstanding, and there were approximately 40 holders of record of our outstanding shares of common stock.

DIVIDENDS

We have not declared or paid any cash dividends on our common stock during either of our last two fiscal years or during our last two fiscal quarters. The payment of dividends, if any, is at the discretion of the Board of Directors and is contingent on the Company's revenues and earnings, capital requirements, financial conditions. We currently intend to retain all earnings, if any, for use in business operations. Accordingly, we do not anticipate declaring any dividends in the near future.

The PRC's national currency, the Yuan, is not a freely convertible currency. Please refer to the risk factors "Governmental control of currency conversion may affect the value of your investment;" "The fluctuation of the Renminbi may harm your investment;" "Recent PRC State Administration of Foreign Exchange ("SAFE") Regulations regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face."

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS.

We do not have any equity compensation plans.

PENNY STOCK REGULATIONS

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock falls within the definition of penny stock and is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the common stock and may affect the ability of investors to sell their common stock in the secondary market.

SHARES ELIGIBLE FOR FUTURE SALE

There is no established trading market for our common stock. Future sales of substantial amounts of our common stock in the trading market could adversely affect market prices.

This is an offering of 8,043,800 shares of our common stock by the selling stockholders, among which up to 4,021,900 shares they may be acquired on conversion of the Series A Preferred Stock, 4,021,900 shares may be acquired on exercise of warrants, As of November 13, there were 10,451,613 shares of our common stock outstanding. Assuming (i) conversion of the Series A Preferred Stock, and (ii) the exercise of the warrants being registered in this prospectus, there will be 18,495,413 shares of common stock outstanding. (i) All of 8,043,800 shares are being registered for resale pursuant to this prospectus, approximately, and (ii) all other outstanding shares not registered in this prospectus will be deemed "restricted securities" as defined under Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

RULE 144

In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned shares of common stock for at least one year, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

      o     1% of the number of shares of our common stock then outstanding; or

      o the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

RULE 144(K)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner except one of our affiliates, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      THE FOLLOWING DISCUSSION AND ANALYSIS OF THE CONSOLIDATED FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ WITH "SELECTED FINANCIAL DATA" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION AND ANALYSIS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THE ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

SIX MONTHS ENDED JUNE 30, 2007

We have funded our operations and capital expenditures primarily using the cash generated from operation and the $925,000 raised through the sale of convertible preferred stocks in May and June 2007. We had 5,000,000 shares of series A convertible preferred stock authorized and 92,500 shares issued and outstanding at par value $0.001 per share and a price of $10.00 per unit. Each unit is comprised of one share of series A preferred stock and one warrant to purchase one share of common stock at $1.00 per share..

For the six months ended June 30, 2007, net cash provided by operating activities totaled $391,693. Net income for the six months ended June 30, 2007 was $105,993. Other cash from operating activities includes a non-cash charge for depreciation and amortization of $95,245.

Cash increased as a result of the decrease of $239,713 in accounts receivable, $29,442 in advance to suppliers, $39,841 in inventory, and $1,644 decrease in prepaid expenses. Cash increased further due to $304,775 increases in advance from customers, $35,627 in sales taxes payable, $1,656 increases in salary and benefit payable, and $148,283 increases in other payable.

Cash decreased as the increases of $37,371 in other receivable. The decrease of $332,417 in accounts payable, $4,176 in accrued liabilities, $159,375 in deferred revenue, and $77,187 in income taxes payable decreased operating cash flow.

Cash used in investing activities totaled $170,346 for the six months ended June 30, 2007. Cash reduced due to the $49,150 purchasing of plant equipment, payment of $104,921 to the related parties, and $16,275 for long term investments.

Cash flows from financing activities totaled $869,502 for the six months ended June 30, 2007. Cash increased due to the issuing of 92,500 shares of preferred stocks for $925,000, $2,717 from the proceeds from shareholders advances. Cash decreased as the result of $58,215 payment on the short term loan.

SIX MONTHS ENDED JUNE 30, 2006

For the six months ended June 30, 2006, net cash provided by operating activities totaled $67,006. Net income for the six months ended June 30, 2006 was $271,734. Other cash from operating activities includes a non-cash charge for depreciation and amortization of $89,038.

Cash increased as a result of the decrease of $11,693 in advance to suppliers, $378,720 in inventory, $22,512 in other receivables, and $6,037 decrease in prepaid expenses. Cash increased further due to $75,285 increases in accounts payable, $2,336 in accrued liabilities, and $110,340 increases in other payable.

Cash decreased as the increases of $853,013 in accounts receivable. The decrease of $29,702 in deferred revenue, and $17,974 in sales taxes payable decreased operating cash flow.

Cash used in investing activities totaled $808 for the six months ended June 30, 2006 as a result of purchasing of plant equipment.

There was no transaction for Cash flows from financing activities during the period.

COMPARATIVE OPERATING RESULTS FOR SIX MONTHS ENDED JUNE 30, 2007 AND 2006

Revenue and Gross Margin

Sales for the six months ended June 30, 2007 and 2006 were $2,287,432, and $1,458,516 respectively. Please refer to the chart below for more information about revenues and gross margin for the period. GM % means the gross margin percentage in the table.

                                                 2007        2006

ALLOY CORE & TRANSFORMERS                     2,287,432    1,458,516
COST OF GOODS                                 1,921,683    1,057,133
                                          --------------------------
GROSS PROFIT                                    365,749      401,383
GROSS MARGIN %                                      16%          28%

The decrease in gross margin for the six months ended June 30, 2007 was due to the sales some of defected transformers at discount prices.

                                       2007                 2006
Selling & Admin Expenses             $220,489             $54,181

Selling and administrative expenses increased by $166,308 for the period ended June 30, 2007 compared with the same period in 2005 as a result of listing related financial expenses for the period.

                                       2007                 2006
Depreciation-tangible assets         $81,169              $75,503

Depreciation of property and equipment for the six months ended June 30, 2007 and 2006 were $81,169, and $75,503, respectively. The increases of depreciation were due to the increases in plant and equipment purchases for the period. $45,351 and $29,892 depreciation expenses were recorded as part of the operation expenses for the six months ended June 30, 2007 and 2006 respectively. The rest of the depreciation expenses were included in the costs of goods sold.

                                       2007                 2006
Depreciation-intangible assets       $14,076              $13,535

Depreciation of intangible assets represents the amortization of patents over their 10 year life. There was no change for intangible assets during the period. $11,643 and $11,195 depreciation expenses were recorded as part of the operation expenses for the six months ended June 30, 2007 and 2006 respectively. The rest of the depreciation expenses were included in the costs of goods sold.

                                       2007                 2006
Other income                         $39,857              $68,166

Other income for the six months ended June 30, 2007 and 2006 were $39,857 and $68,166 respectively. They represent the investment income during the period.

LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006 AND 2005

YEAR ENDED DECEMBER 31, 2006

We financed our operations and capital expenditures through cash flows from operations during the period.

For the fiscal year ended December 31, 2006, net cash used in operating activities totaled $397,491. Net income for the year ended December 31, 2006 was $106,153. Other cash from operating activities includes a non-cash charge for depreciation and amortization of $179,765 and a provision for bad debt of $79,189.

Cash increased as a result of the decrease of $468,845 in inventory, $48,539 decrease in other receivables. Cash increased further due to $248,195 increases in accounts payable, $46,214 in accrued liabilities, $10,216 increases in salary and benefit payable, $52,283 increases in sales taxes payable, $96,781 increases in income taxes payable, and $124,429 increases in deferred revenue.

Cash decreased as the increases of $1,152,785 in accounts receivable, $230,896 in advance to suppliers, and $12,069 in prepaid expenses. The decrease of $357,929 in advance from customers and $34,610 in other current liabilities further decreased operating cash flow.

Cash flows from investing activities totaled $265,631 for the fiscal year ended December 31, 2006. Cash increased as the result of cash received from advance to related parties of $287,995, $1,254 received from advances to shareholders and $68,655 increases in long term investments. Cash reduced due to the $85,441 purchasing of plant equipment, payment of $449 advances from shareholders and payment of $6,383 to the related parties advances.

Cash flows from financing activities totaled $61,926 for the fiscal year ended December 31, 2006. Cash increased due to the $12,528 increase in proceeds from short-term loan and $50,618 from the proceeds from shareholders advances. Cash decreased as the result of $1,220 payment on capital lease.

YEAR ENDED DECEMBER 31, 2005

For the fiscal year ended December 31, 2005, net cash received from operating activities totaled $220,084. Net loss for the year ended December 31, 2005 was $31,655. Other cash from operating activities includes a non-cash charge for depreciation and amortization of $162,614 and a provision for bad debt of $40,041.

Cash increased as a result of the decrease of $89,891 in advance to suppliers. Cash increased further due to $256,402 increases in accounts payable, $17,090 in accrued liabilities, $17,615 increases in salary and benefit payable, $372,812 increases in advance from customers, $49,251 increases in tax recovery and $79,722 increases in other current liabilities.

Cash decreased as the increases of $258,129 in accounts receivable, $281,901 in inventory, $123,443 in other receivables and $86,136 in prepaid expenses. The decrease of $5,498 in deferred revenue further decreased operating cash flow.

Cash used in investing activities totaled $2,090,398 for the fiscal year ended December 31, 2005. Cash increased as the result of cash received from advance to related parties of $8,138, $47,008 received from advances to related parties and $6,095 received from note receivables. Cash reduced due to the $204,542 purchasing of plant equipment, payment of $4,199 advances from shareholders, payment of $15,495 to the related parties advances, $599,890 of prepayment for lease, payment of $1,097,119 for contract rights deposit, payment of $132,874 for long term investment and $97,520 for intangible assets.

Cash flows from financing activities totaled $1,746,480 for the fiscal year ended December 31, 2005. Cash increased due to the proceeds of $2,072,337 from short-term loan and $610 from the proceeds from shareholders advances. Cash decreased as the result of $125,314 payment on capital lease, $91,427 payment made on shareholders advances and $109,726 payment on related party advances.

YEAR ENDED DECEMBER 31, 2006 AND 2005 COMPARATIVE OPERATING RESULTS

Revenue and Gross Margin

Sales for the year ended December 31, 2006 and 2005 were $2,968,175, and $1,364,365 respectively. Please refer to the chart below for more information about revenues and gross margin for the period. GM % means the gross margin percentage in the table.

                                                 2006        2005

ALLOY CORE & TRANSFORMERS                     2,968,175    1,364,365
COST OF GOODS                                 2,412,266    1,080,359
                                          --------------------------
 GROSS PROFIT                                   555,909      284,006
 GROSS MARGIN %                                      19%          21%

                                                 2006        2005
Selling & Admin Expenses                       $285,204     $248,216

Selling and administrative expenses for fiscal year of 2006 included $79,189 accrual for bad debt expenses.

                                       2006                 2005
Bad Debt Expenses                     $79,189              $40,041

We accrued $79,189 and $40,041 for allowance for doubtful accounts for the fiscal year ended December 31, 2006 and 2005, respectively.

                                       2006                 2005
Depreciation-tangible assets         $157,214             $147,986

Depreciation of property and equipment for the fiscal year ended December 31, 2006 and 2005 were $157,214, and $147,986, respectively. $69,630 and $50,232 depreciation expenses were recorded as part of the operation expenses for the fiscal year ended December 31, 2006 and 2005 respectively. The rest of the depreciation expenses were recorded as the costs of goods sold. We did not make major purchases during the year.

                                       2006                 2005
Depreciation-intangible assets        $22,551             $14,628

Depreciation of intangible assets represents the amortization of patents over their 10 year life.

                                       2006                 2005
Interest Expenses                    $197,611             $79,899

Interest expenses increased by $117,712 for the period ended December 31, 2006, compared with the same period during 2005 principally due to the increase of short-term loan borrowed during the period.

                                       2006                 2005
Other Income                         $202,047             $78,592

Other income for the fiscal year ended December 31, 2006 and 2005 were $202,047 and $78,592 respectively. They represent the investment income during the period.

                                       2006                 2005
Interest income                       $19,974             $38,763

Other income for the fiscal year ended December 31, 2006 and 2005 were $19,974 and $38,763 respectively. They represent the interest income earned during the period.

CRITICAL ACCOUNTING POLICIES

      The discussion and analysis of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with generally accepted accounting principles or GAAP in the United States. The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

      Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. We have described below what we believe are our most critical accounting policies.

      PRINCIPLES OF CONSOLIDATION

      The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). The consolidated financial statements for the year ended 2006, six months ended June 30, 2007 and 2006 include the financial statements of China Power, Ansen, and Zhongxi. All inter-company balances and transactions have been eliminated in consolidation. The consolidated financial statements for the year ended 2005 are for Zhongxi only.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. The fair value of these financial instruments approximate their carrying amounts reported in the consolidated balance sheets due to the short term maturity of these instruments.

      USE OF ESTIMATES

      The preparation of the Company's consolidated financial statements in conformity with US GAAP requires management of the Company to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      FOREIGN CURRENCY TRANSLATION

      The functional currency of the Company is the United States dollar. The functional currency of Ansen and Zhongxi is the RMB. The reporting currency of the Company is the United States dollar.

      The Company's assets and liabilities are translated into United States dollars at the period-end exchange rates of 7.8175 RMB and 8.0734 RMB to $1 at December 31, 2006, and 2005, respectively. Revenues and expenses are translated into United States dollars at weighted average exchange rates of 7.9819 RMB and 8.2033 RMB to $1 for the years ended December 31, 2006 and 2005, respectively. Equity transactions were translated using historical rates. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income within stockholders' equity.

      The Company's assets and liabilities are translated into United States dollars at the period-end exchange rates of 7.6248 RMB and 8.0065 RMB to $1 at June 30, 2007, and 2006, respectively. Revenues and expenses are translated into United States dollars at weighted average exchange rates of 7.7299 RMB and 8.0392 RMB to $1 for the six months ended June 30, 2007 and 2006, respectively. Equity transactions were translated using historical rates. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income within stockholders' equity.

      The Company's assets and liabilities are translated into United States dollars at the period-end exchange rates of 7.6248 RMB and 8.0065 RMB to $1 at June 30, 2007 and 2006, respectively. Revenues and expenses are translated into United States dollars at weighted average exchange rates of 7.7299 RMB and 8.0392 RMB to $1 for the six months ended June 30, 2007 and 2006, respectively. Equity transactions were translated using historical rates. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income within stockholders' equity.

      CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consist of cash on hand, cash on deposit with banks, and highly liquid debt investments with a maturity of three months or less when purchased.

      INVENTORY

      Inventories are stated at the lower of cost (first-in, first-out method) or market value. Cost has been determined using the first-in, first-out method. Inventory quantities on-hand is regularly reviewed, and where necessary, reserves for excess and unusable inventories are recorded.

1

      PROPERTY, PLANT AND EQUIPMENT

      Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

                  Land and building              20 years
                  Plant and machinery            10 years
                  Office equipment               5 years

2

      3 REVENUE RECOGNITION

      Sales of products are recorded when title passes to the customer, which is generally at time of shipment. The Company performs ongoing credit evaluations of its customers' financial condition, but generally does not require collateral to support customer receivables. The credit risk is controlled through credit approvals, limits and monitoring procedures.

      INTANGIBLE AND OTHER LONG-LIVED ASSETS

      Intangibles and other long-lived assets are stated at cost, less accumulated amortization and impairments. The Company's intangible asset is being amortized over its expected useful economic life of 10 years.

      The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets.

      INCOME TAXES

      Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, net of operating loss carry forwards and credits, by applying enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

      ACCOUNTS RECEIVABLE

      Accounts receivable includes billings for the products delivered and services rendered. The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. The Company recognizes 50% of the accounts receivables as an allowance for doubtful accounts that are outstanding for over 1 year; 30% of the accounts receivables as an allowance for doubtful accounts that are outstanding between 10 to 12 months; 15% of the accounts receivables as an allowance for doubtful accounts that are outstanding between 7 to 9 months; and 5% of the accounts receivables as an allowance for doubtful accounts that are outstanding between 4 to 6 months. An allowance for doubtful accounts has been established in amounts of $130,418 and $47,993 at December 31, 2006 and 2005, respectively.

                                    BUSINESS

CORPORATE HISTORY

China Power Equipment, Inc. ("China Power") was incorporated in the State of Maryland on May 17, 2006. On November 3, 2006, China Power formed An Sen (Xi'an) Power Science & Technology Co., Ltd., a limited liability company organized under the laws of the PRC ("An Sen"), as a wholly-owned subsidiary of China Power and "wholly foreign-owned entity" ("WOFE") under Chinese law.

An Sen acts as a management company for Xi'an Amorphous Alloy Zhongxi Transformer Co., Ltd. ("Zhongxi" ), the company that holds the principal operations of our business. An Sen controls all aspects of Zhongxi's business and management, and is entitled to all proceeds of Zhongxi's business and obligated to fund its operations.

Zhongxi was formed on June 29, 2004 as a limited liability company formed under the laws of the PRC. Zhongxi was established by Alloy Science and its shareholders to conduct manufacturing operations on behalf of Alloy Science. On October 28, 2006 Alloy Science and its shareholders entered into an agreement, the "Investment Agreement" whereby Alloy Science and its shareholders contributed the assets and capital to Zhongxi necessary to conduct Zhongxi's current business and the shareholders agreed to (i) serve as trustees with respect to Alloy Science's shares in Zhongxi and (ii) register as the shareholders of record with respect to the Zhongxi shares, on behalf of Alloy Science. The Investment Agreement and the trust relationship contemplated thereby were confirmed by the Zhongxi shareholders at a meeting held on October 25, 2006 and by the Alloy Science Board of Directors at a meeting held on October 15, 2006, under the PRC Company Law.

Xi'an Amorphous Alloy Science & Technology Co., Ltd. ("Alloy Science") was founded in June, 1999 as a limited liability company and reorganized as a joint stock limited liability company on October 31, 2001. Alloy Science has been the controlling shareholder of Zhongxi since Zhongxi's founding and in August 2004, Alloy Science increased its total investment in Zhongxi to 93.75% of Zhongxi's outstanding shares, or a total investment of RMB 30 million ($4 million).

An Sen's control over Zhongxi was established in the following manner and in accordance with PRC laws:

On November 8, 2006 An Sen entered into a management entrustment agreement (the "Management Agreement") with Zhongxi. , Under the Management Agreement and pursuant to consent of the shareholders of Zhongxi, Zhongxi and its shareholders entrusted to An Sen its management rights, the rights and powers of its shareholders and board of directors, and the right to receive all of Zhongxi's profits in exchange for An Sen's assumption of the obligation to fund all operating losses and liabilities of Zhongxi. As a result of entering into the Management Agreement, An Sen has functional control over Zhongxi, and Zhongxi is considered for accounting purposes the direct subsidiary of An Sen.

On November 20, 2007, following a shareholder meeting of Alloy Science at which the trustees were appointed to represent the shareholders, the directors of China Power authorized it to issue an aggregate of 8,437,500 shares of its common stock to the shareholders of Alloy Science as consideration for the signing of the Management Agreement between Zhongxi and An Sen. 45.08% of these shares were issued in the name of the trustees for the Alloy Science shareholders pursuant to the terms of the Voting Trust and Escrow Agreement (the "Voting Trust and Escrow Agreement") entered into on November 21, 2006 by shareholders of Alloy Science (the "Alloy Science Shareholders"), Zhongxi, Alloy Science and the trustees appointed therein (the "Trustees"). Under the terms of the Voting Trust and Escrow Agreement, our common stock cannot be released by the trustees to any Alloy Science Shareholder before two years elapses and the shares will bear an appropriate restrictive legend. The Trustees are entitled to exercise all rights and powers to vote the shares on behalf of the Alloy Science Shareholders and, in addition, the Trustees are the escrow and selling agent for the Alloy Science Shareholders. After the two year lockup period has elapsed, if an Alloy Science Shareholder has not requested a release of their shares, upon notice of the shareholder the Trustees will sell the shares on their behalf and remit the proceeds to such shareholder.

      The Management Agreement, the Voting Trust and Escrow Agreement, and, as set forth above, the appointment of the trustees, were approved by the Alloy Science Shareholders at a meeting held on November 21, 2006, under the PRC Company Law.

The following diagram sets forth the current corporate structure of the Company:

 [The following table was represented as a flow chart in the printed material.]

              CHINA POWER                               ALLOY SCIENCE
(China Power Equipment, Inc. - Maryland)      (Xi'an Amorphous Alloy Science &
                   |                             Technology Co., Ltd. - PRC)
                   |                                          |
                   |                                          |
100% ownership     |                                          | 93.75% ownership
                   |                                          |
                   |                                          |
                   |                                          |
                 AN SEN                                   ZHONGXI
    (An Sen (Xi'an) Power Science &  -------- (Xi'an Amorphous Alloy Zhongxi
     Technology Co., Ltd. - PRC)               Transformer Co., Ltd. - PRC)

Neither China Power nor An Sen have any operations or plan to have any operations in the future other than acting as a holding company and management company for Zhongxi and raising capital for its operations. However, we reserve the right to change our operating plans regarding China Power and An Sen.

OUR BUSINESS

We are engaged in the in the manufacture and distribution of electric power transformers and amorphous cores business in the People's Republic of China ("PRC") Our business is conducted through our indirectly-owned subsidiary in the PRC, Zhongxi.

Our business is concentrated in areas within the growing PRC energy saving market. We , through Zhongxi, utilize proprietary, patented technology to design, manufacture and sell amorphous alloy cores, which are the main materials of new generation energy saving transformers.

Our total sales revenues for the fiscal year ended December 31, 2006 were derived from the following sources: (i) approximately 34% of our sales were from amorphous alloy transformer cores, (ii) approximately 16% of our sales were from amorphous ally core transformers, and (i) approximately 50% of our sales were from traditional transformers. However we expect that our sales of amourphous alloy transformer cores will be our principal source of revenues in the future. Our sales were made to PRC based customers and none of our sales revenues were derived from the international market.

PRODUCTS

We design, manufacture and distribute amorphous alloy cores in the PRC that constitute the main component of a new generation of energy saving electrical power transformers. In addition, we continue our legacy businesses as a distributor of electrical power transformers and manufacturer of traditional steel silicon cores.

China Power Equipment currently manufactures more than 40 different products, including silicon steel core and amorphous alloy core transformers and cores. While all of the Company's products are "state-of-the-art", China Power Equipment's amorphous alloy transformers have achieved energy savings as high as 80%.

The following table outlines the Company's existing product line.

----------------------------------------------------------------------------------------------
Product Name                Product Code       Description
----------------------------------------------------------------------------------------------
Silicon steel core          S9 series, S9-M    S9 series are the 3-phase oil- immersed
transformer                 series             transformers with voltages of 10 KV and 35 KV,
                                               S9-M series are the oil seal transformers with
                                               voltages of 10 KV and 35 KV
----------------------------------------------------------------------------------------------
Amorphous alloy core        SH11 series        SH11 series are the 3-phase oil- immersed
transformer                                    amorphous alloy core transformers with voltage
                                               of 10 KV and capability of 5~630 KVA
----------------------------------------------------------------------------------------------
                            DH11 series        DH11 are the 1-phase dry- immersed amorphous
                                               alloy core transformers with voltage of 10 KV
                                               and capability of 5~100 KVA
----------------------------------------------------------------------------------------------
Amorphous alloy core        SH11, DH11         The amorphous alloy cores for SH11 and DH11
                                               series
----------------------------------------------------------------------------------------------

China's transformer market is extremely competitive with several high profile participants. Additionally the rising price of raw materials results in relatively narrow margins for our transformer products. However, the amorphous alloy core market currently experiences frequent supply shortages and is less competitive than transformer manufacturing in China. As a result, our management has made a strategic business decision to exit the direct manufacturing of transformers, and to emphasize amorphous alloy core manufacturing to achieve a larger share of the amorphous alloy core market.

AMORPHOUS ALLOY TRANSFORMERS CORE PRODUCTS

The Company uses a patented, innovative production technology of amorphous alloy transformers cores. The underlying technology relies on the electrical and magnetic properties of amorphous alloy materials. Amorphous alloys exhibit conductivity properties that are far superior to silicon steel sheets which are used in traditional power transformers. As a result, an amorphous alloy transformer can result in energy savings of up to 70% to 80%. In addition, our manufacturing process used to fabricate amorphous alloy transformer cores is simpler than traditional process used to fabricate the traditional silicon steel transformer cores.

The amorphous alloy ribbon, the key raw material used in our manufacturing process, utilizes flat plate flow liquid state chilling technology in order to make the molten alloy steel. We then super-freeze the liquid alloy ribbon at cooling speeds of up to one million degrees per second. The micro-mechanism of the resulting metal possesses long range unordered glass state features, completely different from traditional metal alloy material. The resulting amorphous metal is characterized by high intensity, high saturation induction density, high magnetic permeability, rigidity, anticorrosion, wearability, resistivity, low coercivity, low loss, good frequency characteristics and temperature characteristic and good tenacity together with improved electromechanical coupling coefficients, thermal conductivity, and surfactivity. These qualities significantly improve the operational efficiencies of electrical power transformers. We believe this new material will replace silicon steel and permalloy, and will be extensively used in transformer, mutual-inductor, reactance unit, and similar products to further electronic product miniaturization, high frequency, high efficiency, environment protection and energy-saving, which is superior when compared with traditional core materials.

A series of Chinese government regulations have encouraged the use of amorphous alloy core transformers since 1998 because of their energy saving properties. These regulations specified new energy codes for the manufacture and sale of transformers, setting stricter regulations regarding a transformer's maximum energy consumption limit.

In 1998 the Chinese government confirmed the policy of proposing domestic amorphous alloy materials and transformers. In 2000 the Chinese government listed the amorphous alloy transformer as important environmental protection product. In 2005 the Chinese government listed energy saving transformer as an industry encouraged by the nation. In the `Eleventh Five Year Plan' announced in 2006, the Chinese government set up the goal for all the local governments to reduce energy consumption by 20%. We believe that the 2006 announcement has contributed to the increase in the share prices of companies producing products and services in the energy saving industry.

Currently there are 40 amorphous alloy transformer manufactures in China, of which only eight companies have large scale production capabilities. These eight companies have produced between 210 kVA to 250 kVA per year, which is 1%-2% of the total output of the industry.

EXIT STRATEGY FOR TRANSFORMER BUSINESS.

In order to focus our resources on expanding the production of our amorphous core product line, we have outsourced the manufacturing of our transformers to a third party. We have limited our transformer business to the distribution of transformers.

MARKET FOR OUR PRODUCTS

PRC government analysts estimate that China is the second largest economy in the world with the fastest growth rate of any country for the past 3 years. The Chinese government has instituted various programs necessary to build the country's infrastructure in order to support rapid economic expansion; however, China faces numerous challenges, both domestically and from the international community.

In its early efforts to promote China's role as a "world power", the PRC government has historically supplemented energy company revenues, artificially keeping energy costs low which resulted in abuses of resources and contributed to inefficiencies in the system. According to PRC government statistics, China is the world's second largest consumer of electricity. With a heavy reliance on coal and other inefficient methods of generating electricity which are generally harmful to the environment, China has received increasing scrutiny from the international community. On July 3, 2006, the International Energy Agency called for China to "revamp its electric power industry," noting that "waste and inefficiency contributed to the need for the country to add enough new, coal-fired power plants every two years to equal the entire electricity generation capacity of France or Canada."

According to the National Development and Reform Commission (NDRC), China's power supply and demand was to be "in general balance" in the second half of 2006, reversing the situation of power supply shortages since June 2002. The power supply hit 817.53 million megawatts in the January to April period of 2006, up 11.1 percent from the prior year, while consumption was 846.66 million megawatts, up 12.3 percent from the prior year.

According to PRC official estimates, China's power consumption will reach 3,092 billion kilowatt-hours by 2010. Installed generating capacity is required to reach about 680 million kilowatts in order to accommodate this growth. By 2020, the power consumption is expected to reach 4,600 billion kilowatt-hours and the corresponding generating capacity will reach 1 billion kilowatts, according to the State Grid Corporation of China.

The PRC's Eleventh Five-Year Plan calls for an overall reduction in energy consumption by 20% compared with the previous five years. The government has identified this goal and put it on the agenda as a strategic issue that concerns society and enterprise development.

We believe that China's expansion of its power grid system, has created a huge market demand for the highly efficient amorphous alloy core transformers because of pressure from environmentalist to develop energy programs that are efficient. A series of new laws have been promulgated by various departments of state to guide and encourage the development of energy efficient products. We believe that our amorphous alloy based products are geared to take advantage of the new industrial policy and will be supported by the government. In addition, because China Power is located in a high-tech development zone, it is subject to a series of preferential treatments by the local and state government.

Based on the foregoing, management believes that demand for transformers will continue to increase for the foreseeable future.

CUSTOMERS

In 2006, our top 10 customers accounted for approximately 77% of our total sales.

MARKETING STRATEGY

Management recognized the significant benefits of amorphous alloy transformers and cores, and in light of the anticipated future demand, has begun a transition to focus its efforts on the manufacture of amorphous alloy components. We are experiencing significant growth in demand for our products in this area and is one of three companies in China with the ability to manufacture the amorphous alloy cores for large scale production.

Management will target the following market sectors for our amorphous alloy transformers and cores and anticipates demand for the products as outlined below:

      o RURAL AREAS: Due to the national power grid reinforcement we forecast an annual demand of at least 1.5 million units over the next three years.

      o URBAN AREAS: Based on the need for power grid reinforcement, real estate development, and infrastructure construction, we forecast demand of more than 1.2 million units annually over the next three years.

      o OIL FIELDS, MINES, AND RAILWAYS: Due to rapid growth in these sectors, we forecast annual demand of 1.5 million units or more over the next three years.

The Company believes that its decision to focus on the market for transformer cores will enable it to better establish a leadership position in the market and to participate in this growth on a broad scale.

We have a multi-pronged strategy designed to establish China Power as a leader in the global amorphous alloy transformer/core market. We are pursuing the opportunity to obtain the exclusive right to supply iron cores to the provincial government of Fujian Province, China. We plan to use our relationship with Fujian Province as a model of cooperation with local governments in the future in order to win market share.

China's transformer market is extremely competitive, with several high profile participants. In addition, the rising price of raw materials creates additional pressures on margins for this product line. As opposed to the competitive transformer market, management believes that the amorphous alloy core market consistently experiences supply shortages and has fewer competitors in China. As result, we made a strategic business decision to leave the business of direct manufacturing of transformers, in order to emphasize amorphous alloy core manufacturing to achieve a larger share of this growing market.

We have completed the first phase of this transition plan which is to shift our manufacturing capabilities to amorphous alloy and building stockpiles of the main ingredient used in the core manufacturing process, namely amorphous alloy. Going forward, we plan to strengthen our sales and marketing efforts, build relationships with appropriate state and national government agencies, and establish relationships with additional major transformer manufacturers.

We will not leave our existing traditional transformer business altogether; rather we will subcontract the manufacturing of transformers to third parties and act as a distributor.

In conjunction with our shift from transformer to core production, we intend to increase our overall manufacturing capabilities. At present, we are not always able to satisfy market demand in our traditional transformer business and have to reject orders due to capacity limitations. The same is true of our core manufacturing business where capital limitations have resulted in amorphous alloy strip inventory at approximately 30 tons - sufficient to produce 110 units of 100kVA amorphous transformers, causing us losses of some large orders. In addition to inconveniencing customers, this shortage is affecting our ability to generate additional revenue and income. While we believe that our inability to fill orders has not currently hurt customer loyalty significantly due to the overall market demand, management is concerned that a continued inability to fill orders for cores over the long term may result in the permanent loss of customers.

In order to address this issue, we plan to sublease our existing transformer manufacturing facility in order to increase working capital allocated to manufacturing our amorphous transformer core products. This additional working capital will be utilized primarily to increase the Company's inventory of amorphous alloy strip and to add additional test equipment. We believe that by successfully re-allocating our capital, we will establish more dependable delivery records and establish a competitive advantage where before we were at risk. In addition, the additional capacity will provide us the opportunity to increasing our revenues.

China Power currently has three products in development; the Amorphous Alloy Core II Advanced, the Amorphous Alloy Core for Dry-Type amorphous alloy transformers, and an amorphous alloy core originally customized for a customer. The Amorphous Alloy Core II Advanced has already been commercialized. The first Order has already been complete. For the Amorphous Alloy Core for Dry-Type amorphous alloy transformers and the amorphous alloy core originally customized for a customer, management believes that these products will be ready for commercialization by end of 2007.

We intend to continue to develop new products to improve transformer efficiency and meet customer and market demand.

Once the Company is able to secure sufficient manufacturing capacity, we will pursue markets outside of China.

We believe that South Korea presents the opportunity for us to enter into a new market with a very substantial demand for amorphous transformers with a government policy that requires at least 3% of all newly-installed power transformers to be amorphous core transformers. Our amorphous transformer has entered and passed the testing phase for the Korean electricity network.

RAW MATERIALS AND PRINCIPAL SUPPLIERS

Our amorphous alloy cores have three main raw materials: amorphous alloy ribbon, silicon steel sheet and epoxy resin. Except for amorphous alloy ribbon these materials are currently readily available in our domestic or the international market.

The current supplier of raw amorphous alloy strip for manufacturing amorphous alloy core is Hitachi Metals Co., Ltd., which is the biggest manufacturer of amorphous alloy strip in the world. We have taken steps to build a strong relationship with Hitachi, in order to be able to purchase sufficient amounts of the product to meet our needs. However, the supply of Hitachi's amorphous alloy strip is exceeded by of the global demand for its product, but we believe our relationship with Hitachi will generally permit us to purchase sufficient amounts of material to keep up with our demand. We expect that a new source of amorphous alloy ribbon will soon be available from China An Tai Technology Co., Ltd.. We have signed an agreement with China An Tai Technology, where we have been given priority to purchase amorphous alloy ribbon products.

COMPETITION

While many manufacturers are capable of producing traditional transformers, fewer than 20 manufacturers in China have the technology to produce amorphous alloy core transformers and only four are capable of large scale production. As for the production of amorphous alloy cores, China Power Equipment is one of only three major manufacturers in China. The other two are Shanghai Zhixin Electric Co., Ltd. and Beijing Zhong Ji Lian Gong Co., Ltd.

Comparative data for China Power and our two main competitors in the amorphous and iron core business are set forth in the table below:

--------------------------------------------------------------------------------
                          China Power    Shanghai Zhixin     Beijing Zhong Ji
                                         Electric Co.Ltd     Lian Gong Co., Ltd.
--------------------------------------------------------------------------------
Time of Establishment     2004           1998                2005
--------------------------------------------------------------------------------
Sales revenues of 2006    24,000,000     31,048,472          52,500,000
(RMB)
--------------------------------------------------------------------------------
Sales revenues of 2006    3,234,501      4,184,430           7,075,472
(U.S. dollar)
--------------------------------------------------------------------------------
Sales area                national       national            national
--------------------------------------------------------------------------------
Annual production         1000 ton       6000 ton            3000 ton
capacity
--------------------------------------------------------------------------------

While our competitors are larger than us, we believe we have a number of advantages over our competition. Our patented Continuous Mode Amorphous Alloy Transformer Iron Core Magnetic-field Annealing Kiln, permits us to produce our cores at a lower cost than our competitors which we believe will permit us to price our product lower than competitors but keep higher margins. In addition, we believe that our experience as a transformer manufacturer will permit us to offer better service and products that are better designed to meet our customer's needs. We also believe that our competitors are totally dependent on imported amorphous alloy ribbon as raw materials while we have take steps to learn how to use amorphous alloy ribbon obtained from domestic sources which will relieve the supply shortage and reduce a bottleneck to our manufacturing process which we expect will continue to plague our competitors.

RESEARCH AND DEVELOPMENT ACTIVITIES

Research and development has been and continues to be a chief component of our strategy and we have strong independent research and development abilities. We have three Chinese national patents: one for a 3-phase oil-immersed amorphous alloy transformer, patent number ZL01212922.4, another for a dry type transformer, patent number ZL98234558.5 and a third for a Consecutive Anneal Stove For AMDT Core, patent number ZL200620078995.4. We own the most advanced equipment in the world, a three-stage continuous annealing furnace, which effectively improves product quality.

China Power Equipment's leading researcher, Mr. Xu Zewei, is one of the forerunners in the research of amorphous alloy core transformers in China. He has extensive research experience in electric-magnetism and has initiated and participated in over twenty research projects and made ground-breaking discoveries. The Company's research team consists of PhDs and graduate students who have decades of experience in transformer design and development. The Company is also dedicated to bringing new talents to the group; the newcomers have successfully served to keep the research team at the leading edge of power transformer research and development.

We have 5 full-time employees and 3 part-time employees engaged in the company-sponsored research and development efforts. For the fiscal year ended December 31, 2006 and 2005, respectively, we expended RMB 500,000 ($67,385) and RMB 100,000 ($13,477) on R&D activities.

INTELLECTUAL PROPERTY

TRADEMARKS.

No registered trademarks.

PATENTS.

We have three Chinese national patents: one for a 3-phase oil-immersed amorphous alloy core transformer, patent number ZL01212922.4, another for a dry type transformer, patent number ZL98234558.5 and a third for a Consecutive Anneal Stove For AMDT Core, patent number ZL200620078995.4.

DOMAIN NAMES.

We own and operate a website under the internet domain name http://www.xafjkj.com.

GOVERNMENT REGULATION

We are not subject to any requirements for governmental permits or approvals or any self regulatory professional associations for the manufacture and sale of amorphous alloy transformer/core. We are not subject to any significant government regulation of the business or production, or any other government permits or approval requirements, except for the laws and regulations of general applicability for corporations formed under the laws of the PRC.

COMPLIANCE WITH ENVIRONMENTAL LAWS

To our knowledge, neither the production nor the sale of our products constitute activities or generate materials, in a material manner, which causes our operation to be subject to the PRC environmental laws.


RISK OF LOSS AND PRODUCT LIABILITY INSURANCE

Delivery of our products is arranged by us. Usually, we deliver our products primarily through logistics companies. Our current shipping companies include Shaanxi Juzhi Logistic, Ltd., Xi'an Haina Logistic Company and Xi'an Zhonglu Logistic Company. Our standard shipping agreements require the shipping companies to purchase shipping insurance at their costs and to bear the risk of loss in shipping.

We currently do not carry any product liability or other similar insurance, nor do we have property insurance covering our plants, manufacturing equipment and office buildings. While product liability lawsuits in the PRC are rare and Zhongxi has never experienced significant failures of its products, we cannot assure you that Zhongxi would not face liability in the event of any failure of any of its products.

                             DESCRIPTION OF PROPERTY

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants landholders a "land use right" after a purchase price for such "land use right" is paid to the government. The "land use right" allows the holder the right to use the land for a specified long-term period of time and enjoys all the ownership incidents to the land. The following are the details regarding our land use rights with regard to the land that we use in our business.

We currently maintain two factories: a transformer factory and an amorphous alloy transformer core factory. The transformer factory is in the Xizhang Industrial Park, Daxingxi Road, Xi'an. Its total area is 5,803 square meters, and has more than 50 machines in a manufacturing area of 2,000 square meters. Zhongxi owns one manufacturing factory, with an area of 1,750 square meters at Yasen Industry Center, 1st Floor, 1st factory, No. 15 Gao Xin 6th Road, Hi-tech Industrial Development Zone, and leases the land use rights of 2,000 square meters land at Daxinxi Road, Xizhang Industry Village for an annual rent of RMB 100,000 yuan ($13,477) from Xi'an Zhongxi Rectifying Electric Cooker Transformer Factory. The term of the lease is 24 years, which expires in 2028. Zhongxi currently rents the factory built on the 2,000 square meters land to Xi'an Zhongxi Rectifying Electric Cooker Transformer Factory for an annual rent of RMB 50,000 yuan $67,390. The term of the lease is 3 years, which expires in March 2009.

The amorphous alloy core factory is in the Xi'an high-tech development zone, and has a manufacturing area of 1500 square meters. It has one advanced amorphous transformer core assembly line.

Zhongxi owns its office space, which includes approximately 1,100 square meters of usable area, located at Yasen Industry Center, 4th Floor, No. 15 Gao Xin 6th Road, Hi-tech Industrial Development Zone. Zhongxi does not own any land use rights.

China Power has office space at 76 Cranbrook Road, Cockeysville, County of Baltimore, MD 21020.

                               LEGAL PROCEEDINGS

Neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.

EMPLOYEES

We have 60 employees, including 8 technicians, 8 in management positions, 6 salesmen and 36 production workers. We have one office and two factory facilities in Xi'an, China.

EXECUTIVE OFFICES

Our executive office is located at Yasen Industry Center, 4th Floor, No. 15 Gao Xin 6th Road, Hi-tech Industrial Development Zone,Xi'an, Shaanxi, China, 710075. and our telephone number are 011-86-29-8831-0282 and 011-86-29-8831-0560.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 13, 2007 by (i) any person or group with more than 5% of our voting securities, (ii) each director,
(iii) each executive officer and (iv) all executive officers and directors as a group.

                                                                    Amount and
                                      Name and                       Nature of
Title of                             Address of                     Beneficial       Percent of
Class                             Beneficial Owner                     Owner          Class (1)
------------------------------------------------------------------------------------------------
Common Stock          Yongxin Song, Chairman of Board,               2,953,125          28.26%
                      President, CEO
                      Yasen Industry Center, 4th Floor, No.
                      15 Gao Xin 6th Road, Hi-tech Industrial
                      Development Zone,Xi'an, Shaanxi, China,
                      710075

Common Stock          Michael Segal, Director                           65,323           0.63%
                      11 East 86th Street, Suite 19 B
                      New York, NY 10028

Common Stock          Judy Ye, CFO, Secretary                                0               -
                      89 Whitehorn Cr, Toronto,
                       Ontario Canada, M2J 3B1


Common Stock          Yarong Feng, Director                            195,750           1.87%
                      Yasen Industry Center, 4th Floor, No.
                      15 Gao Xin 6th Road, Hi-tech Industrial
                      Development Zone,Xi'an, Shaanxi, China,
                      710075


Common Stock          ZeWei Xu, Chief Engineer                         303,750           2.91%
                      Yasen Industry Center, 4th Floor, No.
                      15 Gao Xin 6th Road, Hi-tech Industrial
                      Development Zone,Xi'an, Shaanxi, China,
                      710075

Common Stock          Guoan Zhang, Vice General Manager                      0               -
                      Yasen Industry Center, 4th Floor, No.
                      15 Gao Xin 6th Road, Hi-tech Industrial
                      Development Zone,Xi'an, Shaanxi, China,
                      710075

Common Stock          All Directors and Officers of the              3,517,948          33.66%
                      Company as a group


Common Stock          Trustees for Alloy Science Shareholders        3,803,625          36.39%
                      (2)


Common Stock          Zhejiang Lvneng Electric Co.,Ltd.                560,100           5.34%
                      1F, Building 3, No.75 Wen Yi West Road,
                      Hangzhou City, Zhejiang Province, China

      (1) As of November 13, 2007 we had 10,451,613 outstanding shares of common stock. In determining the percent of common stock owned by a stockholder on November 13, 2007, (a) the numerator is the number of shares of common stock beneficially owned by such stockholder, including shares the beneficial ownership of which may be acquired, within 60 days upon the conversion of convertible securities or the exercise of warrants held by such stockholder, and (b) the denominator is the sum of (i) 10,451,613, the number of shares outstanding on November 13, 2007, and (ii) the total number of shares underlying the convertible securities and warrants, which each of the stockholders has the right to acquire within 60 days following November 13, 2007.

      (2) The trustees for the trust holding these shares are: Ms. Yarong Feng and Mr. Guoan Zhang The trustees are individuals and are not affiliated with any bank or trust company.

                        DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

      The following are our officers and directors as of the date of this Prospectus. Some of our officers and directors are residents of the PRC and, therefore, it may be difficult for investors to effect service of process within the U.S. upon them or to enforce judgments against them obtained from the U.S. courts.

Directors and Executive Officers of China Power:

Name                         Position                                Age
--------------------------------------------------------------------------------
Yongxing Song                Chairman of Board, President, CEO       45

Michael Segal                Director                                65

Yarong Feng                  Director                                29

Zewei Xu                     Chief Engineer                          71

Judy Ye                      Chief Financial Officer, Secretary      42

Guoan Zhang                  Vice General Manager                    45

Directors and Executive Officers of An Sen:

Directors and Executive Officers of Zhongxi:

The directors will serve until our next annual meeting, or until their successors are duly elected and qualified. The officers serve at the pleasure of the Board.

None of our directors is an "independent director" under the Rules of NASDAQ, Marketplace Rule 4200(a)(15).

Mr. Yongxing Song was appointed as our Chairman, President and Chief Executive Officer on November 1, 2007. Mr Song has been Chairman and Chief Executive Officer of Zhongxi since its inception in June 2004. Mr. Song served as the Chairman of Director for Alloy Science from 1999 to 2004. Prior to joining us, Mr. Song served as the vice general manager at Xi'an Xianglong Co., Ltd. from 1996 to 1999. Prior to that, Mr. Song served from 1982 to 1996 as a manufacturing planner and manufacturing manager in Qing'an Aviation Electronic Equipment Co., Ltd, which was a subsidiary of Qiang'an Group. Mr. Song obtained a master degree in International Trade from University of International Business and Economics in 2003. He graduated from Shaanxi Aviation Profession University in 1988.

Mr. Zewei Xu was appointed as our chief engineer from July 2004. From 1999 to 2004, Mr. Xu served as the chief engineer for Alloy Science. Prior to joining us, Mr. Xu served for Tianshui Electric Transmission Institute from June 1970. In 1986 Mr. Xu was the first one to amorphous alloy materials for High Frequency Magnetic Amplifier Type Switching Power Supply, which was put into production in Qinling Electric Factory. Prior to that, Mr. Xu served in Tianjin Electric Transmission Institute from 1959 to 1970. Mr. Xu obtained a B.A. in Machine Building in Haerbin Industry University in 1959.

Mr. Michael Segal has been our director since June 8, 2006. Since 2001, he has been President of Segal Cirone Services Inc., a financial consulting company that advises institutions, banks and high net worth individuals. He has been a Principal, Options Compliance Principal and Branch Office Manager of Whitaker Securities LLC, a member of the Financial Industry Regulatory Authority (FINRA) since October 23, 2006. Prior to that, Mr. Segal had served as President of Alexander Westcott & Co., Inc., a Broker/Dealer registered with NASD and Secretary of the board of directors of its parent company, President of the Financial Commerce Network Inc., a public company, President of Lamborn Securities Inc. a Broker/Dealer registered with NASD, Branch Manager of Geldermann Securities Inc., President of Greentree Commodities, a Branch Manager at REFCO, Inc., a Senior Vice President at Shearson American Express and a Branch Manager at Investors Overseas Services (Bangkok, Thailand). He is also individually registered as an Introducing Broker with the Commodity Futures Trading Commission and a member of the National Futures Association and a founding member of the Managed Funds Association. Mr. Segal received a B.B.A. in marketing and economics from the University of Miami in Florida. Mr. Segal sits on the board of directors of China Agri Business Inc.(CHBU.BB), a public company traded on the US OTC Bulletin Board. Additionally Mr. Segal sits on the board of directors of the following privately held companies: BioStar Pharmaceuticals Inc.; Jiali Pharmaceuticals Inc.; and Asia Nutracueticals Consulting Co. Ltd.

Ms. Judy Ye was appointed as our Chief Financial Officer in July 30 2007. Mr. Ye is a U.S. Certificated Public Accountant and Canadian Certificated General Accountant. She has been the President of ARSY Consulting Ltd. from May 2006. Prior to that, Ms. Ye had served as the Controller and Financial Advisor of Tengtu International Corporation High Technology Sector from March 2003 to May 2006. From July 2001 to March 2003, she had served as the corporate accountant of American Eagle Canadian Head Office Retail Industry. Prior to that, Mr. Ye was a financial analyst of DST Canada Financial Institute from June 1998 to July 2001 and the senior trust accountant of the same company from November 1996 to June 1998. Ms. Ye obtained her M.B.A degree from Laurentian University in Canada in October 2007. She obtained the Canadian Securities Course Certification from the Canadian Securities Institute in 1996.

Ms.Yarong Feng was appointed as the Chief Financial Officer of Zhongxi on June 5, 2007. From 2002, Ms. Feng serves as the Secretary to the board of Alloy Science, being mainly responsible for the management of shareholders and coordination for public affairs of the company. From 2001 to 2002, she served as a cashier and later the assistant to Financial Controller with Xi'an Jin Ruan Science and Technology Development Co., Ltd, which was the largest software development enterprise for house fund in Xi'an city. She was awarded "Excellent Secretary to Board of Directors" by Xi'an Hi-tech Industrious Development Zone in 2003. Ms. Feng graduated from Xi'an Finance and Economics Institute in 2001, majored in finance management.

Mr. Guoan Zhang was appointed as our Director on June 5, 2007and Vice General Manager in April, 2007. Prior to that, he served as the factory director in the accessory company of Qin'an Group from 2001 to 2007. From 1999 to 2001, he served as the manager of Jia Dian company in Qin'an Group. From 1997 to 1999, he served as the director of sales department in Qin'an Group. From 1996 to 1997, he served as a chief engineer at the headquarters of air force communications in Lanzhon city. Prior to that, he served as the vice battalion commander of the communication battalion in Wugong Air Force Station from 1983 to 1996. Mr. Zhang graduated from the PRC's Air Force Engineering Institute in 1983.

 There are no family relationships among our directors or officers.

                             EXECUTIVE COMPENSATION

The following table reflects the compensation paid to our principal executive officer. None of our executive officers earned more than $100,000 in any of the previous two fiscal years.

                                                                                         Non-Qualified
Name and                                                               Non-Equity        Deferred
Principal                                        Stock      Option     Incentive Plan    Compensation    All Other
Position       Year    Salary ($)  Bonus (($)  Awards ($)  Awards ($)  Compensation ($)  Earnings ($)    Compensation ($)  Total ($)
-----------------------------------------------------------------------------------------------------------------------------------
Yongxing       2006     6469          --           --          --             --             --              --              6469
Song
CEO,           2005     6469          --           --          --             --             --              --              6469
President
(1)

      (1) Mr. Yongxing Song was appointed our President and CEO he incorporated Zhongxi on June 2004.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR END

There were no option exercises or options outstanding in 2006..

EMPLOYMENT AGREEMENTS

We have standard employment agreements with most of our executive officers. The employment agreements follow the PRC labor laws' terms of employment such as, the provision of labor-related insurance, termination for cause, termination on 30 days' notice and termination without notice and the labor-related benefits.

According to a Financial Service Contract entered into on May 8, 2007 between us and Judy Ye, Judy Ye provides financial service to us in consideration for the payment of $45,000 per year and 50,000 shares of stock option each year, none of which have been granted as of November 13, 2007.

DIRECTOR COMPENSATION

The following table reflects the compensation of directors for our fiscal year ended December 31, 2006:

                                                                       Change in
                                                                        Pension
                Fees                                                   value and
             Earned or                              Non-Equity       Nonqualified
              Paid in      Stock       Option     Incentive Plan       Deferred           All Other
  Name of       Cash       Awards      Awards      Compensation      Compensation       Compensation       Total
  Director      ($)         ($)         ($)            ($)             Earnings              ($)            ($)
---------------------------------------------------------------------------------------------------------------------
Michael          0           --          --             --                --                 --              0
Segal
---------------------------------------------------------------------------------------------------------------------

We pay no compensation to the directors for serving as a director. There are no other elements of compensation paid to our directors but it is expected that in the future, we may create a remuneration and expense reimbursement plan.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have not engaged in any transactions with any related persons which would require disclosure under Item 404 of Regulation S-B.

                          DESCRIPTION OF OUR SECURITIES

The following is a summary description of our capital stock and certain provisions of our Articles of Incorporation, as amended and corrected, our By-laws and of certain applicable provisions of Maryland law.

GENERAL

We are authorized to issue 100,000,000 shares of common stock, par value $.001 per share and 10,000,000 shares of preferred stock, par value $.001 per share, of which 5,000,000 shares have been designated as Series A Convertible Preferred Stock and 5,000,000 shares have been designated as Blank Check Preferred Stock. As of November 13, 2007 there were 10,451,613 shares of common stock issued and outstanding and 92,500 shares of Series A Preferred Stock issued and outstanding. The following is a summary of the material terms of the common stock, the preferred stock and the outstanding warrants.

COMMON STOCK

The holders of common stock are entitled to one vote per share on all matters to be voted on by the stockholders and are not entitled to cumulate their votes in the election of directors. Holders of common stock are entitled to any dividends that may be declared from time to time by the Board of Directors in its discretion out of funds legally available therefore subject to the prior rights, if any, of holders of any outstanding shares of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or other subscription rights and no right to convert their common stock into any other securities.

PREFERRED STOCK

The Board of Directors is authorized under our Articles of Incorporation , as amended and corrected, to provide for the issuance of shares of preferred stock by resolution to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued are likely to have priority over the common stock with respect to dividend or liquidation rights.

SERIES A PREFERRED STOCK:

The Company has designated 5,000,000 shares of its preferred stock as Series A Preferred Stock of which 92,500 shares are currently outstanding. Reference is made to the section "Selling Stockholders - Background - Series A Preferred Stock" for a description of the material terms of the outstanding Series A Preferred Stock.

WARRANTS

Reference is made to the section "Selling Stockholders - Background - Warrants" for a description of the material terms of the warrants granted to the selling shareholders in connection with the issuance of Series A Preferred Stock.

ANTI-TAKEOVER PROVISIONS

As discussed above, our Board of Directors can issue shares of "blank check" preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control. The issuance of such "blank check" preferred stock could be used to discourage a transaction involving an actual or potential change in control of us or our management, including a transaction in which our stockholders might otherwise receive a premium for their shares over then current prices.

                                  LEGAL MATTERS

Our counsel, Guzov Ofsink, LLC, located at 600 Madison Avenue, 14th Floor, New York, New York 10022, is passing upon the validity of the issuance of the common stock that we are offering under this prospectus.

                                     EXPERTS

Child, Van Wagoner & Bradshaw, PLLC, independent certified public accountants, located at 5296 S. Commerce Dr., Suite 300, Salt Lake City, Utah, have audited our financial statements included in this registration statement to the extent, and for the periods set forth in their reports. We have relied upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation S-B promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form SB-2, was hired on a contingent basis or will receive a direct or indirect interest in us, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of the Company.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers from all liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their acting as our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

                           WHERE YOU CAN FIND MORE INFORMATION

The registration statement and other information may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site (HTTP://WWW.SEC.GOV.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us.

 You may also read and copy any reports, statements or other information that we have filed with the SEC at the addresses indicated above and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

                              FINANCIAL STATEMENTS

China Power's unaudited consolidated financial statements for the six months ended June 30, 2007 and the notes thereto and China Power's consolidated audited financial statements for the fiscal years ended December 31, 2006 and 2005, together with the report of the independent certified public accounting firm thereon and the notes thereto, are presented beginning at page F-1.

                          INDEX TO FINANCIAL STATEMENTS

I.CHINA POWER EQUIPMENT, INC.

      1. Audited Consolidated Financial Statements for the Year ended December 31, 2006

            i.    Report of Independent Public Accounting Firm ...........   F-3

            ii.   Consolidated Balance Sheet as of
                  December 31, 2006 and 2005 .............................   F-4

            iii.  Consolidated Statements of Operations and Comprehensive Income
                  for the Years ended December 31, 2006 and 2005 .........   F-5

            iv.   Consolidated Statements of Changes in Stockholders' Equity for
                  the Years ended December 2006 and 2005 .................   F-6

            v.    Consolidated Statements of Cash Flows for the Years Ended
                  December 31, 2006 and 2005 .............................   F-7

            vi.   Notes to Audited Consolidated Financial Statements .....   F-8


      2.    Unaudited Consolidated Financial Statements for the Six Months ended
            June 30, 2007 ................................................  F-19

            i.    Consolidated Balance Sheets as of June 30, 2007 and
                  December 31, 2006 ......................................  F-19

            ii.   Consolidated Statements of Operations and Comprehensive Income
                  for the Six Months ended June 30, 2007 and 2006 ........  F-20

            iii.  Consolidated Statements of Cash Flows for the Six months ended
                  June 30, 2007 and 2006 .................................  F-21

            v.    Notes to Consolidated Financial Statements of
                  June 30, 2007 ..........................................  F-22

                           CHINA POWER EQUIPMENT, INC.
                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

                          INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE(S)
                                                                         -------

Report of Independent Registered Public Accounting Firm                        1

Consolidated Financial Statements

          Consolidated Balance Sheets                                          2

          Consolidated Statements of Operations and Comprehensive Income       3

          Consolidated Statement of Stockholders' Equity for the
              Years Ended December 31, 2006 and 2005                           4

          Consolidated Statements of Cash Flows                                5

Notes to Consolidated Financial Statements                                  6-16

               [LETTERHEAD, CHILD, VAN WAGONER & BRADSHAW, PLLC]

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee/Board of Directors and
Stockholders of
China Power Equipment, Inc.
Xi'an, PRC

We have audited the accompanying consolidated balance sheets of China Power Equipment, Inc. ("the Company") as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Child, Van Wagoner & Bradshaw, PLLC
---------------------------------------
Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
August 17, 2007

                           CHINA POWER EQUIPMENT, INC.
                    AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005


                                CHINA POWER EQUIPMENT, INC.
                                Consolidated Balance Sheets

------------------------------------------------------------------------------------------

                                                                December 31,  December 31,
                                                                -----------   -----------
                                                                    2006         2005
                                                                -----------   -----------
                                          ASSETS
CURRENT ASSETS
  Cash                                                          $    76,210   $   142,942
  Accounts receivable, net                                        1,747,363       630,550
  Advance to suppliers                                              247,776        11,643
  Inventory, less provision (Note 3)                                770,853     1,209,951
  Other receivables                                                  84,097       129,420
  Prepaid expenses                                                  102,710        87,522
  Prepaid lease - current portion (Note 13)                          62,950          --
                                                                -----------   -----------

    TOTAL CURRENT ASSETS                                          3,091,959     2,212,028

Accounts receivable - related party (Note 11)                       157,426       431,652
Property, plant and equipment, net (Note 4)                       2,561,504     2,546,627
Intangible assets, net (Note 6)                                     188,680       204,994
Long-term investment (Note 5)                                       223,080       214,867
Deposit on contract rights (Note 12)                              1,151,263     1,114,772
Prepaid capital lease - related party (Note 9)                      111,938       113,050
Prepaid lease - non current portion (Note 13)                       566,545       609,542
                                                                -----------   -----------

TOTAL ASSETS                                                    $ 8,052,395   $ 7,447,532
                                                                ===========   ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                              $ 1,004,135   $   726,931
  Accrued liabilities                                                74,748        26,688
  Salary and benefit payable                                         28,915        17,898
  Sales taxes payable                                                53,382          --
  Accounts payable - related party (Note 11)                         52,322           619
  Income taxes payable (Note 7)                                      98,816          --
  Deferred revenue (Note 14)                                        157,590        29,576
  Advance from customers                                             60,888       412,830
  Other current liabilities                                          64,048        96,237
  Note payable (Note 8)                                           2,187,400     2,105,680
  Lease payable - current portion,
    related party (Note 9)                                            1,394         1,220
                                                                -----------   -----------
    TOTAL CURRENT LIABILITIES                                     3,783,638     3,417,679

LONG-TERM LIABILITIES
  Lease payable - non current portion, related party (Note 9)       106,116       104,102
                                                                -----------   -----------
    TOTAL LONG-TERM LIABILITIES                                     106,116       104,102

STOCKHOLDERS' EQUITY
  Preferred stock: par value $0.001 per share,
  10,000,000 shares authorized; zero shares
  issued outstanding at December 31, 2006 and 2005                     --            --
  Common stock: par value $0.001 per share,
  100,000,000 shares authorized;
  10,000,000 shares issued and outstanding at
  December 31, 2006 and 2005                                         10,000        10,000
  Additional paid in capital                                      3,858,595     3,858,595
  Statutory surplus reserve fund (Notes 10)                          12,416          --
  Retained earnings (deficit)                                        49,618       (44,119)
  Accumulated other comprehensive income                            232,012       101,275
                                                                -----------   -----------
    TOTAL STOCKHOLDERS' EQUITY                                    4,162,641     3,925,751
                                                                -----------   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 8,052,395   $ 7,447,532
                                                                ===========   ===========

              See Accompanying Notes to the Consolidated Financial Statements


                           CHINA POWER EQUIPMENT, INC.
         Consolidated Statements of Operations and Comprehensive Income

--------------------------------------------------------------------------------

                                                     For the Years Ended,
                                                          December 31,
                                                   ----------------------------
                                                       2006            2005
                                                   ------------    ------------

Revenue, net                                       $  2,968,175    $  1,364,365
Cost of goods sold                                   (2,412,266)     (1,080,359)
                                                   ------------    ------------
Gross profit                                            555,909         284,006

  Operating expenses:
  Selling, general and administrative expenses          285,204         248,216
  Bad debt expense                                         --            40,041
  Depreciation expense                                   69,630          50,232
  Amortization expense                                   22,551          14,628
                                                   ------------    ------------
    Total operating expenses                            377,385         353,117
                                                   ------------    ------------

Net income (loss) from operations                       178,524         (69,111)

  Other income (expenses)
  Gain on investment                                     69,811          78,592
  Other income                                          132,236            --
  Interest income                                        19,974          38,763
  Interest expense                                     (197,611)        (79,899)
                                                   ------------    ------------

Net income (loss) before income taxes                   202,934         (31,655)

Income taxes                                             96,781            --
                                                   ------------    ------------

Net income (loss) after income taxes               $    106,153    $    (31,655)
                                                   ============    ============

Foreign currency translation adjustment                 130,737         101,275
                                                   ------------    ------------

Comprehensive income                               $    236,890    $     69,620
                                                   ============    ============

Net income (loss) per share - basic and diluted    $      0.011    $     (0.003)
                                                   ============    ============

Weighted average common shares outstanding           10,000,000      10,000,000
                                                   ============    ============

         See Accompanying Notes to the Consolidated Financial Statements


                                              CHINA POWER EQUIPMENT, INC.
                                    Consolidated Statement of Stockholders' Equity
                                    For the Years Ended December 31, 2006 and 2005

                                                                                                         Accumulated
                                                                                                            Other
                       Preferred Stock         Common Stock          Additional   Accumulated             Comprehensive   Total
                      ------------------     ------------------       Paid-in      Equity    Statutory     Income     Stockholders'
                      Shares      Amount     Shares      Amount       Capital     (Deficit)   Reserve      (Loss)         Equity
                       -----      ------   ----------   ---------   -----------   ---------    --------   ---------   -----------
Balance,
  January 1, 2005       --        $ --     10,000,000   $  10,000     3,858,595   $ (12,464)   $   --     $    --     $ 3,856,131

Comprehensive income:
  Foreign currency
    translation
    adjustment          --          --           --          --            --          --          --       101,275       101,275
  Net income            --          --           --          --            --       (31,655)       --          --         (31,655)
  Net comprehensive
    income              --          --           --          --            --          --          --          --            --
                       -----      ------   ----------   ---------   -----------   ---------    --------   ---------   -----------
Balance,
  December 31, 2005     --          --     10,000,000      10,000     3,858,595     (44,119)       --       101,275     3,925,751

Statutory reserve       --          --           --          --            --       (12,416)     12,416        --            --
Comprehensive income:
  Foreign currency
    translation
    adjustment          --          --           --          --            --          --          --       130,737       130,737
  Net income            --          --           --          --            --       106,153        --          --         106,153
  Net comprehensive
    income              --          --           --          --            --          --          --          --            --
                       -----      ------   ----------   ---------   -----------   ---------    --------   ---------   -----------
Balance,
  December 31, 2006     --        $ --     10,000,000   $  10,000   $ 3,858,595   $  49,618    $ 12,416   $ 232,012   $ 4,162,641
                       -----      ------   ----------   ---------   -----------   ---------    --------   ---------   -----------

                                   See Accompanying Notes to the Consolidated Financial Statements


                                CHINA POWER EQUIPMENT, INC.
                           Consolidated Statements of Cash Flows

------------------------------------------------------------------------------------------

                                                                    For the Years Ended,
                                                                       December 31,
                                                                --------------------------
                                                                   2006           2005
                                                                -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss) for the year                                $   106,153    $   (31,655)
Adjustments to reconcile net income (loss) to net cash
  Depreciation expense                                              157,214        147,986
  Amortization expense                                               22,551         14,628
  Provision for bad debts                                            79,189         40,041
  Gain on investment                                                (69,811)       (78,592)
Changes in operating assets and liabilities:
  Accounts receivable                                            (1,152,785)      (258,129)
  Advance to suppliers                                             (230,896)        89,891
  Inventory                                                         468,845       (281,901)
  Other receivables                                                  48,539       (123,443)
  Prepaid expenses                                                  (12,069)       (86,136)
  Accounts payable                                                  248,195        256,402
  Accrued liabilities                                                46,214         17,090
  Salary and benefit payable                                         10,216         17,615
  Sales taxes payable                                                52,283           --
  Income taxes payable                                               96,781           --
  Advance from customers                                           (357,929)       372,812
  Tax recovery                                                         --           49,251
  Deferred revenue                                                  124,429         (5,498)
  Other current liabilities                                         (34,610)        79,722
                                                                -----------    -----------
    Net cash provided by (used in) operating activities            (397,491)       220,084

CASH FLOWS FROM INVESTING ACTIVITIES
  Property, plant and equipment purchased                           (85,441)      (204,542)
  Payments received from shareholder advances                          (449)        (4,199)
  Advances to shareholders                                            1,254          8,138
  Payments received from related parties advances                    (6,383)       (15,495)
  Advances to related parties                                       287,995         47,008
  Prepayment for lease expense                                         --         (599,890)
  Notes receivable                                                     --            6,095
  Contract rights deposit                                              --       (1,097,119)
  Long term investments                                              68,655       (132,874)
  Intangible assets                                                    --          (97,520)
                                                                -----------    -----------
    Net cash provided by (used in) investing activities             265,631     (2,090,398)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease                                  (1,220)      (125,314)
Proceeds from shareholders advances                                  50,618            610
Payments made on shareholder advances                                  --          (91,427)
Proceeds from related party advances                                   --             --
Payments on related party advances                                     --         (109,726)
Net proceeds from short term loans                                   12,528      2,072,337
                                                                -----------    -----------
Net cash provided by financing activities                            61,926      1,746,480
                                                                -----------    -----------

DECREASE IN CASH AND CASH EQUIVALENTS                               (69,934)      (123,834)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:         3,202          4,917

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                      142,942        261,858
                                                                -----------    -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $    76,210    $   142,941
                                                                ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Interest paid in cash                                         $  (197,611)   $   (79,899)
                                                               ===========    ===========
  Income taxes paid in cash                                     $      --      $      --
                                                                 ===========    ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Assets acquired under capital leases and notes payable        $      --      $   117,709
                                                                ===========    ===========

              See Accompanying Notes to the Consolidated Financial Statements

                           CHINA POWER EQUIPMENT, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

          China Power Equipment, Inc. ("the Company") was incorporated in the State of Maryland on May 15, 2006. In November 2006, China Power formed Ansen Power Science & Technology Co., Ltd ("Ansen") which was granted a license as a wholly-owned foreign enterprise in the city of Xi'an under the laws of the People's Republic of China ("PRC"). Ansen is a wholly-owned subsidiary of China Power and a limited liability company organized under the laws of the PRC.

          Ansen acts as a management company for Xi'an Amorphous Zhongxi Transformer Co., Ltd. ("Zhongxi") and controls all aspects of its business and management, is entitled to all proceeds of its business and is obligated to fund its operations. Zhongxi was founded in Xi'an China under the laws of the PRC on June 29, 2004.

          Ansen's control over Zhongxi was established in accordance with PRC laws. On April 26, 2006, Ansen entered into a management entrustment agreement ("Management Agreement") with Zhongxi. Under the Management Agreement, Zhongxi entrusted its management rights and the rights and powers of its shareholders and Board of Directors to Ansen, along with the right to receive all of Zhongxi's profits and the obligation to assume and fund all operating losses of Zhongxi.

          On November 20, 2006 the Company acquired Zhongxi through a reverse acquisition that resulted in a recapitalization of Zhongxi. Upon recapitalization, 9,000,000 shares of the Company's common stock were issued to the owners of Zhongxi.

          The Company currently manufactures more than 40 different products, including silicon steel core and amorphous alloy core transformers and cores.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          PRINCIPLES OF CONSOLIDATION
           The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). The consolidated financial statements for the year ended 2006 only include the financial statements of China Power, Ansen, and Zhongxi. All inter-company balances and transactions have been eliminated in consolidation. The consolidated financial statements for the year ended 2005 are for Zhongxi only.

          FAIR VALUE OF FINANCIAL INSTRUMENTS
          The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. The fair value of these financial instruments approximate their carrying amounts reported in the consolidated balance sheets due to the short term maturity of these instruments.

                           CHINA POWER EQUIPMENT, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          USE OF ESTIMATES
          The preparation of the Company's consolidated financial statements in conformity with US GAAP requires management of the Company to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          FOREIGN CURRENCY TRANSLATION
          The functional currency of the Company is the United States dollar. The functional currency of Ansen and Zhongxi is the RMB. The reporting currency of the Company is the United States dollar.

          The Company's assets and liabilities are translated into United States dollars at the period-end exchange rates of 7.8175 RMB and 8.0734 RMB to $1 at December 31, 2006, and 2005, respectively. Revenues and expenses are translated into United States dollars at weighted average exchange rates of 7.9819 RMB and 8.2033 RMB to $1 for the years ended December 31, 2006 and 2005, respectively. Equity transactions were translated using historical rates. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income within stockholders' equity.

          CASH AND CASH EQUIVALENTS
          Cash and cash equivalents consist of cash on hand, cash on deposit with banks, and highly liquid debt investments with a maturity of three months or less when purchased.

          INVENTORY
          Inventories are stated at the lower of cost (first-in, first-out method) or market value. Cost has been determined using the first-in, first-out method. Inventory quantities on-hand are regularly reviewed, and where necessary, reserves for excess and unusable inventories are recorded.

          PROPERTY, PLANT AND EQUIPMENT
          Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

                  Land and building              20 years
                  Plant and machinery            10 years
                  Office equipment                5 years

                           CHINA POWER EQUIPMENT, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          REVENUE RECOGNITION
          Sales of products are recorded when title passes to the customer, which is generally at time of shipment. The Company performs ongoing credit evaluations of its customers' financial condition, but generally does not require collateral to support customer receivables. The credit risk is controlled through credit approvals, limits and monitoring procedures.

          INTANGIBLE AND OTHER LONG-LIVED ASSETS
          Intangibles and other long-lived assets are stated at cost, less accumulated amortization and impairments. The Company's intangible asset is being amortized over its expected useful economic life of 10 years.

          The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets.

          INCOME TAXES
          Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, net of operating loss carry forwards and credits, by applying enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

          ACCOUNTS RECEIVABLE
          Accounts receivable includes billings for the products delivered and services rendered. The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. The Company recognizes 50% of the accounts receivables as an allowance for doubtful accounts that are outstanding for over 1 year; 30% of the accounts receivables as an allowance for doubtful accounts that are outstanding between 10 to 12 months; 15% of the accounts receivables as an allowance for doubtful accounts that are outstanding between 7 to 9 months; and 5% of the accounts receivables as an allowance for doubtful accounts that are outstanding between 4 to 6 months. An allowance for doubtful accounts has been established in amounts of $130,418 and $47,993 at December 31, 2006 and 2005, respectively.

                           CHINA POWER EQUIPMENT, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
          In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FASB Statement No. 115". The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. The Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company expects that the Statement will have no material impact on its financial statements.

          In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS." This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.

NOTE 3- INVENTORY

          Inventory consists of:

                                                          December 31,
                                                  -----------------------------
                                                      2006             2005
                                                  -----------       -----------

         Raw materials                            $   502,456       $   712,686
         Work in progress                              35,682           100,830
         Finished goods                               234,413           398,079
         Less: provision for impairment loss
            on inventory                               (1,698)           (1,644)
                                                  -----------       -----------
         Total inventory                          $   770,853       $ 1,209,951
                                                  ===========       ===========

                           CHINA POWER EQUIPMENT, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment consists of:

                                                            December 31,
                                                   ---------------------------
                                                      2006            2005
                                                   -----------     -----------

         Land and building                         $ 2,145,819     $ 1,758,862
         Machinery and production equipment            781,475         986,528
         Office equipment                                  202             196
                                                   -----------     -----------

         Total                                       2,927,496       2,745,586

         Less accumulated depreciation                (365,992)       (198,959)
                                                   -----------     -----------

         Property, plant and equipment, net        $ 2,561,504     $ 2,546,627
                                                   ===========     ===========

          The Company's fixed assets are pledged for the $2,187,400 short-term loan with Bank of Communication Xi'an Branch (see Note 8).

NOTE 5 - INVESTMENT

          In May 2005, the Company made a long-term investment in Shannxi Yin An Amorphous Alloy Transformer Co., Ltd to purchase 20% of equity interest for approximately $135,011. The equity method has been used for this investment for fiscal year ended December 31, 2006 and 2005, respectively. The Company purchased the shares of Shannxi Yin An Amorphous Alloy Transformer Co., Ltd from Xi'an Feijing Technology Corporate Limited which is a related party of the Company. The balances for the investment including earnings from the investment as of December 31, 2006 and 2005 were $223,080 and $214,867, respectively.

                           CHINA POWER EQUIPMENT, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 6 - INTANGIBLE ASSETS

          Intangible assets, net consists of:

                                                            December 31,
                                                     --------------------------
                                                       2006             2005
                                                     ---------        ---------

         Technical know-how                          $ 127,918        $ 123,864
         Amorphous Transformer Technique               102,335           99,090
                                                     ---------        ---------
         Total                                         230,253          222,954

         Less: accumulated amortization                (41,573)         (17,960)
                                                     ---------        ---------

         Intangible assets, net                      $ 188,680        $ 204,994
                                                     =========        =========

          The intangible assets consist of two patents for the production technology of amorphous alloy transformers in China.

          On August 31, 2004, the Company purchased technical know-how from Xi'an Feijin Technology Corporate Limited ("Xi'an Feijin"), which is a related party of the Company, with common owners and directors for $127,918. The technical know-how is being amortized over 10 years based on useful life estimation.

          On October 8, 2005, the Company purchased patents to certain techniques from Xi'an Feijin for $102,335. The patents to the techniques are being amortized over 10 years based on useful life estimation.

          Estimated annual amortization expense for the next five years is $18,000.

NOTE 7 - INCOME TAXES

          The Company is subject to a PRC 33% standard enterprise income tax based on its taxable net profit. However, due to its high technology products status, the National Tax Bureau in Xi'an High-Tech Development Zone granted Zhongxi the annual exemptions for the years ended December 31, 2005 and 2004 and a 50% tax reduction for the years ended December 31, 2008, 2007 and 2006.

NOTE 8 - BANK LOANS

          On June 29, 2005, the Company signed a one year loan agreement with Xi'an City Commercial Bank to borrow $1,151,263 at a stated annual interest rate of 10.6%. The agreement commenced on the date of signing and expired on June 28, 2006. The loan was guaranteed for the next two years by Xi'an Yaseng Development Co., Ltd, Xi'an Fulong Technology Co., Ltd, and Xi'an Feijin Technology Co., Ltd which are related parties of the Company.

                           CHINA POWER EQUIPMENT, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 8 - BANK LOANS (CONTINUED)

          On November 28, 2006, this loan was extended until November 28, 2007 with the same interest rate and guarantor.

          On September 2, 2005, the Company signed a loan agreement with Bank of Communication Xi'an Branch to borrow $1,023,345 at a stated annual interest rate of 6.264% commencing on September 2, 2005 and expiring May 24, 2006. The loan had been extended on September 27, 2006 to expire March 24, 2007. The loan was secured by the Company's production equipment and office building of Xi'an's Dongdian Development Co., Ltd.

          On November 22, 2006, the Company made a $38,375 principal repayment on the loan and entered into another agreement to extend the agreement to May 24, 2007 with the same interest rate and guarantor.

          On June 28, 2007, the Company made a $6,400 principal repayment and entered into an agreement to extend the term to June 27, 2008 with an increased annual interest rate of 7.884% and the same guarantor.

          On December 28, 2006, the Company signed a loan agreement with Xi'an New City District Science & Technology Bureau to borrow approximately $51,167 at 4% stated annual interest rate. The agreement commenced December 28, 2006 and expires December 27, 2007.

          Future minimum principal payments are as follows:

          For the Year Ended December 31:
          2007                     $   2,187,400
                                   -------------
          Total                    $   2,187,400

NOTE 9 - CAPITAL LEASES

          The Company is currently leasing a factory from a related party. The term of the lease runs for a period of 24 years beginning January 1, 2005. The lease agreement contains ownership transfer terms at the end of the lease and calls for annual rent payments in the amount of approximately $1,394 for the year ended December 31, 2007 and annual rent payments are expected to increase every year by at least 10% until the expiration of the agreement.

          As the result, approximately $117,709 was recorded as leased assets on January 1, 2005 when the lease commenced. The lease was classified as finance lease since a majority of the useful life would be used by the Company and the lease agreement contained a bargain purchase option. The net leased asset account was $111,938 and $113, 050 as of December 31, 2006 and 2005, respectively.

                           CHINA POWER EQUIPMENT, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 9 - CAPITAL LEASES (CONTINUED)

          Future minimum lease payments are as follows:

          For the Year Ended December 31:
          2007                     $       1,394
          2008                             1,541
          2009                             1,705
          2010                             1,886
          2011                             2,085
          Thereafter                      98,899
          Less Current Portion            (1,394)
                                   -------------
          Long Term Portion        $     106,116
                                   =============

NOTE 10 - STATUTORY SURPLUS RESERVE AND STATUTORY COMMON WELFARE FUND

          As stipulated by the Company Law of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

         i.    making up cumulative prior years' losses, if any;

         ii. allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

         iii. allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory Common Welfare Fund" ("SCWF"), which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

         iv. allocations to the discretionary surplus reserve, if approved in the stockholders' general meeting.

          Pursuant to the new Corporate Law effective on January 1, 2006, there is now only one statutory surplus reserve requirement. The reserve will be 10% of income after tax, not to exceed 50 % of registered capital.

          The Company has appropriated $12,416 and $0 as reserved for the statutory surplus reserve requirement for the years ended December 31, 2006 and 2005, respectively.

                           CHINA POWER EQUIPMENT, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 11 - RELATED PARTY TRANSACTIONS

          As of December 31, 2006, the Company was owed $157,426 from related parties. This balance includes an advance totaling $139,483 from Zhongxi Zhengliu Transformer Co., Ltd, an advance of $6,612 receivable from Xi'an Feijing Technology, and another advance of $11,331 receivable from four of the Company's shareholders. The advances were non interest bearing and are payable on demand.

          As of December 31, 2006, Company owed $52,322 to related parties This outstanding balance included advances of $51,807 from a director of the Company and a $515 advance from a shareholder of the Company. The advances were non interest bearing and are payable on demand.

          On October 8, 2005, the Company entered a purchase agreement to buy a technical know-how from Beijing Antai Technology Co., Ltd, a related party (see Note 12).

          On January 1, 2005 the Company entered an agreement with a related party to lease a facility for 24 years (see Note 9). Principal payments made under this lease totaled $1,220 and $0 during the years ended December 31, 2006 and 2005.

NOTE 12 - CONTRACT RIGHTS DEPOSIT

          The contract right was purchased from Beijing Antai Technology Co., Ltd., a related party, for $1,151,263 to guarantee the supply of amorphous raw material for 3 years starting from December 2007.

NOTE 13 - OPERATIONAL LEASE

          Zhongxi had signed a contract with Xi'an Yongchun Technology Development Limited in 2005 and had advanced approximately $629,495 to Xi'an Yongchun Technology Development Limited to construct a 5,000 tons amorphous alloy center. The Company will lease the facility of the center upon the finish of the construction for more than 10 years. The future lease payment will be deducted from the prepaid leases. In case of the lease term is less than 10 years, the balance of the prepaid lease will be refunded to the Company. The prepaid lease account was $629,495 and $609,542 as of December 31, 2006 and 2005, respectively.

                           CHINA POWER EQUIPMENT, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 13- OPERATIONAL LEASE (CONTINUED)

          Future amortization of the prepaid lease is as follows:

          For the Year Ended December 31:
          2007                     $      62,950
          2008                            62,950
          2009                            62,950
          2010                            62,950
          2011                            62,950
          Thereafter                     314,745
          Less Current Portion           (62,950)
                                   -------------
         Long Term Portion         $     566,545
                                   =============

NOTE 14 - DEFERRED REVENUE

          Deferred revenue is recorded when a security deposit is required from a particular customer. The Company is not entitled to recognize the full amount of deferred revenue until the security period expires usually within one year. The Company reported $157,590 and $29,577 in deferred revenues for the years ended December 31, 2006 and 2005, respectively.

NOTE 15 - STOCKHOLDERS' EQUITY

         COMMON STOCK
          As of December 31, 2006 the Company has 100,000,000 shares of common stock authorized and 10,000,000 shares issued and outstanding at par value $0.001 per share. As of December 31, 2006 the Company has 10,000,000 shares of preferred stock authorized and none issued and outstanding at par value $0.001 per share.

NOTE 16 -COMMITMENTS

          As of December 31, 2006, the Company was committed to pay Xi'an Anseng Power Science and Technology Co., Ltd $605,000 as registered capital. As of the date of reporting, the Company had transferred $605,000 to Ansen and met the registered capital requirement according to the P.R.C law.

                           CHINA POWER EQUIPMENT, INC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 17 - SUBSEQUENT EVENTS

          Subsequent to the balance sheet date, the Company sold 102,500 units of Series A preferred stock to six investors at a price of $10.00 per Unit, or $1,025,000 total. Each Unit is comprised of one share of Series A preferred stock and one warrant to purchase one share of Common Stock at $1.50 per share. Each share of Series A preferred stock is not entitled to any voting rights. Each share of Series A Stock shall automatically be converted into shares of Common Stock at a conversion price of one-third of the price per share of the Common Stock paid for by the purchasers of Common Stock in a Public Offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"). The number of shares of Common Stock issuable upon one share of Series A Stock in such event shall be the quotient obtained by dividing $10 by the conversion price.


                                CHINA POWER EQUIPMENT,INC.
                               CONSOLIDATED BALANCE SHEETS

============================================================================================

                                                                  June 30,      December 31,
                                                                    2007            2006
                                                                 ------------  -------------
                                                                 (Unaudited)
                                          ASSETS
Current Assets
      Cash                                                        $1,166,789   $   76,210
      Accounts receivable, net                                     1,548,504    1,747,363
      Advance to suppliers                                           224,190      247,776
      Inventory, less provision (Note 3)                             749,945      770,853
      Other receivables                                              129,005       84,097
      Prepaid lease-current portion (Note 13)                         64,540       62,950
      Prepaid expenses                                               103,639      102,710
--------------------------------------------------------------------------------------------
Total Current Assets                                               3,986,612    3,091,959

Property, plant and equipment, net (Note 4)                        2,593,780    2,561,504

Long-term investments (Note 5)                                       245,218      223,080
Related party receivables (Note 11)                                  266,325      157,426
Contract rights deposit (Note 12)                                  1,180,359    1,151,263
Prepaid leases-non current portion (Note 13)                         580,864      566,545
Prepaid capital lease, net-related party (Note 9)                    112,300      111,938
Intangible assets, net (Note 6)                                      181,644      188,680
--------------------------------------------------------------------------------------------
Total Assets                                                      $9,147,102   $8,052,395
============================================================================================

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
      Short term loan (Note 8)                                    $2,183,664   $2,187,400
      Accounts payable                                               692,177    1,004,135
      Accrued liabilities                                             72,403       74,748
      Lease payable-current portion, related party (Note 9)            1,429        1,394
      Related party payable (Note 11)                                 56,399       52,322
      Salary and benefit payable                                      31,325       28,915
      Sales taxes payable                                             90,850       53,382
      Income taxes payable (Note 7)                                   23,061       98,816
      Deferred revenue (Note 14)                                        --        157,590
      Advance from customers                                         371,407       60,888
      Other current liabilities                                      215,995       64,048
--------------------------------------------------------------------------------------------
Total Current Liabilities                                          3,738,710    3,783,638
--------------------------------------------------------------------------------------------
Long term Liabilities
      Lease payable -non current portion,related party (Note 9)      108,798      106,116
                                                                  ----------   ----------
Total Long term Liabilities                                          108,798      106,116

Total Liabilities                                                  3,847,508    3,889,754

Stockholders' Equity
  Preferred stock: par value $0.001 per share,
  10,000,000 shares authorized; 92,500 and 0 shares
  issued outstanding at June 30, 2007 and
  December 31, 2006 respectively
  Common stock: par value $0.001 per share,                               93            0
  100,000,000 shares authorized;                                      10,000       10,000
  10,000,000 shares issued and outstanding at
  June 30, 2007 and December 31, 2006 respectively
       Additional paid in capital                                  4,783,503    3,858,595
       Statutory surplus reserve fund (Notes 10)                      12,416       12,416
       Retained earnings                                             155,611       49,618
       Accumulated other comprehensive income                        337,971      232,012
--------------------------------------------------------------------------------------------
Total stockholders' equity                                         5,299,594    4,162,641
--------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                        $9,147,102   $8,052,395
============================================================================================

             See Accompanying Notes to the Consolidated Financial Statements


                               CHINA POWER EQUIPMENT,INC.
       CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
-----------------------------------------------------------------------------------------

                                                              For the Six Months Ended,
                                                                     June 30,
                                                          ------------      ------------
                                                             2007                2006
                                                          ------------      ------------

Revenue                                                   $  2,287,432      $  1,458,516
Cost of good sold                                           (1,921,683)       (1,057,133)
                                                          ------------      ------------
 Gross Profit                                                  365,749           401,383
Operating expenses:
  Selling, general & administrative expenses                   220,489            54,181
      Depreciation expenses                                     45,351            29,892
      Amortization expenses                                     11,643            11,195
                                                          ------------      ------------
Total operating expenses                                       277,483            95,268
                                                          ------------      ------------
Net income (loss) from operations                               88,266           306,115
                                                          ------------------------------

Other income (expenses)
      Gain on investment                                        39,857            68,166
      Other expense                                               (528)          (22,371)
      Interest income                                            1,459              --
      Interest expense                                            --             (80,177)
                                                          ------------      ------------
Total other income (expense)                                    40,788           (34,382)
                                                          ------------      ------------

Net income before income taxes                                 129,054           271,733
Income taxes                                                    23,061              --
                                                          ------------      ------------
Net income after income taxes                             $    105,993      $    271,733
                                                          ============      ============

Foreign currency translation adjustment                        105,959           133,235

Comprehensive income                                      $    211,952      $    404,968
                                                          ============      ============

Net income (loss) per share - basic and diluted           $      0.011      $      0.027
                                                          ============      ============

Weighted average common shares outstanding                  10,000,000        10,000,000
                                                          ============      ============

             See Accompanying Notes to the Consolidated Financial Statements


                                CHINA POWER EQUIPMENT, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

-------------------------------------------------------------------------------------------
                                                                  For the Six Months Ended
                                                                   2007            2006
                                                                ------------  -------------
      CASH FLOWS FROM OPERATING ACTIVITIES
                     Net income for the year                    $   105,993    $   271,734
       Adjustments to reconcile net income to net cash
                     Depreciation expense                            81,169         75,503
                     Amortization expense                            14,076         13,535
       Changes in operating assets and liabilities:
                      Accounts receivable                           239,713       (853,013)
                      Advance to suppliers                           29,442         11,693
                      Inventory                                      39,841        378,720
                      Other receivables                             (37,371)        22,512
                      Prepaid expenses                                1,644          6,037
                     Accounts payable                              (332,417)        75,285
                     Accrued liabilities                             (4,176)         2,336
                     deferred revenue                              (159,375)       (29,702)
                     Advance from customers                         304,775           --
                     Salary & benefit payable                         1,656           --
                     Sales taxes payable                             35,627        (17,974)
                     Income taxes payable                           (77,187)          --
                     Other payable                                  148,283        110,340
-------------------------------------------------------------------------------------------
      Net cash provided by (used in) operating activities           391,693         67,006
-------------------------------------------------------------------------------------------
      INVESTING ACTIVITIES
-------------------------------------------------------------------------------------------
                     Property, plant and equipment purchased        (49,150)          (808)
                     Receipts from related party                   (104,921)          --
                     Long term investments                          (16,275)          --
-------------------------------------------------------------------------------------------
      Net cash provided by investing activities                    (170,346)          (808)
-------------------------------------------------------------------------------------------
      FINANCING ACTIVITIES
-------------------------------------------------------------------------------------------
                     Proceeds from shareholder's advances             2,717
                     Issued preferred stocks                        925,000           --
                     Short term loan borrowed                       (58,215)          --
-------------------------------------------------------------------------------------------
      Net cash provided by financing activities                      869,502          --
-------------------------------------------------------------------------------------------

DECREASE IN CASH AND CASH EQUIVALENTS                             1,090,849         66,200

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:          (270)         1,461

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                       76,210        142,942

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $ 1,166,789    $   210,602
===========================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
                                                                -----------    -----------
INTEREST PAID IN CASH                                                  --           80,177
                                                                -----------    -----------
SUB TAXES PAID IN CASH                                                 --           80,177
                                                                ===========    ===========

              See Accompanying Notes to the Consolidated Financial Statements

                           China Power Equipments Inc
             Notes to Consolidated Financial Statements (Unaudited)
                                  June 30, 2007

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

          China Power Equipment, Inc. ("the Company") was incorporated in the State of Maryland on May 15, 2006. In November 2006, China Power formed Ansen Power Science & Technology Co., Ltd ("Ansen") which was granted a license as a wholly-owned foreign enterprise in the city of Xi'an under the laws of the People's Republic of China ("PRC"). Ansen is a wholly-owned subsidiary of China Power and a limited liability company organized under the laws of the PRC.

          Ansen acts as a management company for Xi'an Amorphous Zhongxi Transformer Co., Ltd. ("Zhongxi") and controls all aspects of its business and management, is entitled to all proceeds of its business and is obligated to fund its operations. Zhongxi was founded in Xi'an China under the laws of the PRC on June 29, 2004.

          Ansen's control over Zhongxi was established in accordance with PRC laws. On April 26, 2006, Ansen entered into a management entrustment agreement ("Management Agreement") with Zhongxi. Under the Management Agreement, Zhongxi entrusted its management rights and the rights and powers of its shareholders and Board of Directors to Ansen, along with the right to receive all of Zhongxi's profits and the obligation to assume and fund all operating losses of Zhongxi.

          On November 20, 2006 the Company acquired Zhongxi through a reverse acquisition that resulted in a recapitalization of Zhongxi. Upon recapitalization, 9,000,000 shares of the Company's common stock were issued to the owners of Zhongxi.

          The Company currently manufactures more than 40 different products, including silicon steel core and amorphous alloy core transformers and cores.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          PRINCIPLES OF CONSOLIDATION
          The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP"). The consolidated financial statements for the year ended 2006 only include the financial statements of China Power, Ansen, and Zhongxi. All inter-company balances and transactions have been eliminated in consolidation. The financial statements for the year ended 2005 are for Zhongxi only.

          INTERIM CONSOLIDATED FINANCIAL STATEMENTS
          The accompanying consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented

                           China Power Equipments Inc
             Notes to Consolidated Financial Statements (Unaudited)
                                  June 30, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          INTERIM CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) not misleading. These financial statements include all of the adjustments that, in the opinion of management, are necessary for a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. The results of operations presented in the accompanying condensed consolidated financial statements for the period ended June 30, 2007, are not necessarily indicative of the operating results that may be expected for the full year ending December 31, 2007. These statements should be read in conjunction with the Company's most recent annual financial statements for the year ended December 31, 2006, included in Form 10-KSB filed with the U.S. Securities and Exchange Commission.

          FAIR VALUE OF FINANCIAL INSTRUMENTS
          The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities. The fair value of these financial instruments approximate their carrying amounts reported in the consolidated balance sheets due to the short term maturity of these instruments.

          USE OF ESTIMATES
          The preparation of the Company's consolidated financial statements in conformity with US GAAP requires management of the Company to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          FOREIGN CURRENCY TRANSLATION
          The functional currency of the Company is the United States dollar. The functional currency of Ansen and Zhongxi is the RMB. The reporting currency of the Company is the United States dollar.

          The Company's assets and liabilities are translated into United States dollars at the period-end exchange rates of 7.6248 RMB and 8.0065 RMB to $1 at June 30, 2007, and 2006, respectively. Revenues and expenses are translated into United States dollars at weighted average exchange rates of 7.7299 RMB and 8.0392 RMB to $1 for the six months ended June 30, 2007 and 2006, respectively. Equity transactions were translated using historical rates. The resulting translation adjustments are recorded as a component of accumulated other comprehensive income within stockholders' equity.

          CASH AND CASH EQUIVALENTS
          Cash and cash equivalents consist of cash on hand, cash on deposit with banks, and highly liquid debt investments with a maturity of three months or less when purchased.

                           China Power Equipments Inc
             Notes to Consolidated Financial Statements (Unaudited)
                                  June 30, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         INVENTORY
          Inventories are stated at the lower of cost (first-in, first-out method) or market value. Cost has been determined using the first-in, first-out method. Inventory quantities on-hand are regularly reviewed, and where necessary, reserves for excess and unusable inventories are recorded.

          PROPERTY, PLANT AND EQUIPMENT
          Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the respective assets. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

                  Land and building              20 years
                  Plant and machinery            10 years
                  Office equipment               5 years

          REVENUE RECOGNITION
         Sales of products are recorded according to the following four revenue reorganization principles: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the Company's fee is fixed and determinable and (4) collectibility is probable. The Company performs ongoing credit evaluations of its customers' financial condition, but generally does not require collateral to support customer receivables. The credit risk is controlled through credit approvals, limits and monitoring procedures.

          INTANGIBLE AND OTHER LONG-LIVED ASSETS
          Intangibles and other long-lived assets are stated at cost, less accumulated amortization and impairments. The Company's intangible asset is being amortized over its expected useful economic life of 10 years.

          The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Company measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Company would recognize an impairment loss based on the fair value of the assets.

                           China Power Equipments Inc
             Notes to Consolidated Financial Statements (Unaudited)
                                  June 30, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          INCOME TAXES
          Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, net of operating loss carry forwards and credits, by applying enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

         ACCOUNTS RECEIVABLE
         Accounts receivable includes billings for the products delivered and services rendered. The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. The Company recognizes 50% of the accounts receivables as an allowance for doubtful accounts that are outstanding for over 1 year; 30% of the accounts receivables as an allowance for doubtful accounts that are outstanding between 10 to 12 months; 15% of the accounts receivables as an allowance for doubtful accounts that are outstanding between 7 to 9 months; and 5% of the accounts receivables as an allowance for doubtful accounts that are outstanding between 4 to 6 months. An allowance for doubtful accounts has been established in amounts of $133,714 and $48,394 at June 30, 2007 and 2006, respectively.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
         In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-including an amendment of FASB Statement No. 115". The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. The Statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company expects that the Statement will have no material impact on its financial statements.

         In September 2006, the FASB issued SFAS No. 157, "FAIR VALUE MEASUREMENTS." This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.

                           China Power Equipments Inc
             Notes to Consolidated Financial Statements (Unaudited)
                                  June 30, 2007

NOTE 3- INVENTORY

         Inventory consists of the following at June 30, 2007 and December 31, 2006:

                                                     June 30,      December 31,
                                                    --------------------------
                                                       2007             2006
                                                    ---------        ---------

         Raw materials                              $ 566,753        $ 161,119
         Work in progress                             115,189          351,960
         Finished goods                                69,743          259,472
         Less: Provision for impairment loss
              on inventory                             (1,740)          (1,698)
                                                    ---------        ---------
         Total inventory                            $ 749,945        $ 770,853
                                                    =========        =========

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment, net consist of the following at June 30, 2007 and December 31, 2006:

                                                    June 30,       December 31,
                                                      2007            2006
                                                   -----------     -----------

         Land and building                         $ 2,249,877     $ 2,145,819
         Machinery and production equipment            801,225         781,475
         Office equipment                                  207             202
                                                   -----------     -----------

         Total                                       3,051,309       2,927,496

         Less accumulated depreciation                (457,529)       (365,992)
                                                   -----------     -----------

         Property, plant and equipment, net        $ 2,593,780     $ 2,561,504
                                                   ===========     ===========

         The Company's fixed assets are pledged for the $2,183,664 short-term loan with Bank of Communication Xi'an Branch (see Note 8).

NOTE 5 - INVESTMENT

         In May 2005, the company made a long-term investment in Shannxi Yin An Amorphous Alloy Transformer Co., Ltd to purchase 20% of equity interest for $142,955. The equity method has been used for this investment for the six months ended June 30, 2007 and 2006, respectively. The company purchased the shares of Shannxi Yin An Amorphous

                           China Power Equipments Inc
             Notes to Consolidated Financial Statements (Unaudited)
                                  June 30, 2007

NOTE 5 - INVESTMENT (CONTINUED)

         Alloy Transformer Co., Ltd from Xi'an Feijing Technology Corporate Limited which is a related party of the company. The balances for the investment including earnings from the investment as of June 30, 2007 and December 31, 2006 were $245,218 and $223,080, respectively.

NOTE 6 - INTANGIBLE ASSETS

         Intangible assets, net consists of the following at June 30, 2007 and December 31, 2006:

                                                      June 30,      December 31,
                                                     --------------------------
                                                        2007             2006
                                                     ---------        ---------

         Technical know-how                          $ 131,151        $ 127,918
         Amorphous Transformer Technique               104,921          102,335
                                                     ---------        ---------
         Total                                         236,072          230,253

         Less accumulated amortization                 (54,428)         (41,573)
                                                     ---------        ---------

         Intangible assets, net                      $ 181,644        $ 188,680
                                                     =========        =========

         The intangible assets have two patents for the production technology of amorphous alloy transformers in China.

         On August 31, 2004, the company purchased Technical know-how from Xi'an Feijin Technology Corporate Limited ("Xian Feijin") which is a related party of the company with common owners and directors for RMB1,000,000 ($127,918 translated at the December 31, 2006's exchange rate). The technical know-how has been amortized over 10 years based on useful life estimation.

         On October 08, 2005, the company purchased Techniques from Xi'an Feijin for RMB 800,000 ($102,335 translated at the December 31, 2006's exchange rate).

NOTE 7 - INCOME TAXES

         The company is subject to a PRC 33% standard enterprise income tax based on its taxable net profit. However, due to its high technology products status, the National Tax Bureau in Xi'an High-Tech Development Zone granted Zhongxi the annual exemptions for the year of 2004 and 2005 and 50% tax reduction for the years of 2006, 2007, and 2008.

                          China Power Equipments Inc
             Notes to Consolidated Financial Statements (Unaudited)
                                  June 30, 2007

NOTE 8 - BANK LOANS

         On June 29, 2005, the Company signed a one year loan agreement with Xi'an City Commercial Bank to borrow $1,151,263 at a stated annual interest rate of 10.6%. The agreement commenced on the date of signing and expired on June 28, 2006. The loan was guaranteed for the next two years by Xi'an Yaseng Development Co., Ltd, Xi'an Fulong Technology Co., Ltd, and Xi'an Feijin Technology Co., Ltd which are related parties of the Company.

         On November 28, 2006, this loan was extended until November 28, 2007 with the same interest rate and guarantor.

         On September 2, 2005, the Company signed a loan agreement with Bank of Communication Xi'an Branch to borrow $1,023,345 at a stated annual interest rate of 6.264% commencing on September 2, 2005 and expiring May 24, 2006. The loan had been extended on September 27, 2006 to expire March 24, 2007. The loan was secured by the Company's production equipment and office building of Xi'an's Dongdian Development Co., Ltd.

         On November 22, 2006, the Company made a $38,375 principal repayment on the loan and entered into another agreement to extend the agreement to May 24, 2007 with the same interest rate and guarantor.

         On June 28, 2007, the Company made a $6,400 principal repayment and entered into an agreement to extend the term to June 27, 2008 with an increased annual interest rate of 7.884% and the same guarantor.

         On December 28, 2006, the Company signed a loan agreement with Xi'an New City District Science & Technology Bureau to borrow approximately $51,167 at 4% stated annual interest rate. The agreement commenced December 28, 2006 and expires December 27, 2007.

NOTE 9- CAPITAL LEASE

         The Company is currently leasing a factory from a related party. The term of the lease runs for a period of 24 years beginning January 1, 2005. The lease agreement contains ownership transfer terms at the end of the lease and calls for annual rent payments in the amount of approximately $1,429 for the six months ended June 30, 2007 and annual rent payments are expected to increase every year by at least 10% until the expiration of the agreement.

                          China Power Equipments Inc
             Notes to Consolidated Financial Statements (Unaudited)
                                  June 30, 2007

NOTE 9- CAPITAL LEASE (CONTINUED)

         As the result, approximately $117,709 was recorded as leased assets on January 1, 2005 when the lease commenced. The lease was classified as finance lease since a majority of the useful life would be used by the Company and the lease agreement contained a bargain purchase option. The net lease asset account was $112,300 and $111,938 as at June 30, 2007 and December 31, 2006, respectively.

 NOTE 10 - STATUTORY SURPLUS RESERVE AND STATUTORY COMMON WELFARE FUND

         As stipulated by the Company Law of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

         i.    making up cumulative prior years' losses, if any;

         ii. allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

         iii. allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory Common Welfare Fund"

         iv. ("SCWF"), which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

         v. allocations to the discretionary surplus reserve, if approved in the stockholders' general meeting.

         Pursuant to the new Corporate Law effective on January 1, 2006, there is now only one statutory surplus reserve requirement. The reserve will be 10% of income after tax, not to exceed 50 % of registered capital.

         The Company has appropriated $0 and $12,416 and $0 as reserved for the statutory surplus reserve requirement for the six months ended June 30, 2007 and the years ended December 31, 2006, respectively.

NOTE 11 - RELATED PARTY TRANSACTIONS

         As of June 30, 2007, the Company was owed $266,325 from related parties. This balance includes an advance totaling $247,929 from Zhongxi Zhengliu Transformer Co., Ltd, an advance of $6,779 receivable from Xi'an Feijing Technology, and another advance of $11,617 receivable from four of the Company's shareholders. The advances were non interest bearing and are payable on demand.

                          China Power Equipments Inc
             Notes to Consolidated Financial Statements (Unaudited)
                                  June 30, 2007

NOTE 11 - RELATED PARTY TRANSACTIONS (CONTINUED)

         As of June 30, 2007, the Company was owed $266,325 from related parties. This balance includes an advance totaling $247,929 from Zhongxi Zhengliu Transformer Co., Ltd, an advance of $6,779 receivable from Xi'an Feijing Technology, and another advance of $11,617 receivable from four of the Company's shareholders. The advances were non interest bearing and are payable on demand.

         As of June 30, 2007, Company owed $56,399 to related parties. The balance included advances of $55,870 from a director of the Company and a $529 advance from a shareholder of the Company. The advances were non interest bearing and are payable on demand.

         On October 8, 2005, the Company entered a purchase agreement to buy a technical know-how from Beijing Antai Technology Co., Ltd, a related party (see Note 12).

         On January 1, 2005 the Company entered an agreement with a related party to lease a facility for 24 years (see Note 9). Principal payments made under this lease totaled $1,429 for the six months ended June 30, 2007 and $1,394 for the year ended December 31, 2006.

NOTE 12 - CONTRACT RIGHTS DEPOSIT

         The contract right was purchased from Beijing Antai Technology Co., Ltd., a related party, for $1,180,359 to guarantee the supply of amorphous raw material for 3 years starting from December 2007.

NOTE 13 - OPERATIONAL LEASE

         Zhongxi had signed a contract with Xi'an Yongchun Technology Development Limited in 2005 and had advanced approximately $629,495 to Xi'an Yongchun Technology Development Limited to construct a 5,000 tons amorphous alloy center. The Company will lease the facility of the center upon the finish of the construction for more than 10 years. The future lease payment will be deducted from the prepaid leases. In case of the lease term is less than 10 years, the balance of the prepaid lease will be refunded to the Company. The prepaid lease account was $645,404 and $629,495 as of June 30, 2007 and December 31, 2006,
         respectively.

NOTE 14 - DEFERRED REVENUE

         Deferred revenue is recorded when a security deposit is required from a particular customer. The Company is not entitled to recognize the full amount of deferred revenue until the security period expires usually within one year. The Company reported $0 and $157,590 in deferred revenues at June 30, 2007 and December 31, 2006, respectively.

                          China Power Equipments Inc
             Notes to Consolidated Financial Statements (Unaudited)
                                  June 30, 2007

NOTE 15 - STOCKHOLDERS' EQUITY

         As of June 30, 2007 the total number of shares of capital stock of all classes which the Company has authority to issue is 110,000,000 shares.

         COMMON STOCK

         As of June 30, 2007 the Company has 100,000,000 shares of common stock authorized and 10,000,000 shares issued and outstanding at par value $0.001 per share.

         CONVERTIBLE PREFERRED STOCK

         As of June 30, 2007 the Company has 5,000,000 shares of series A convertible preferred stock authorized and 92,500 shares issued and outstanding at par value $0.001 per share. The company sold 92,500 units of series A convertible preferred stock to 4 investors at a price of $10.00 per Unit, or $925,000 total during the six months ended June 30, 2007. Each unit is comprised of one share of series A preferred stock and one warrant to purchase one share of common stock at $1.50 per share. Each share of series A convertible preferred stock is not entitled to any voting rights. Each share of series A convertible preferred stock shall automatically be converted into shares of common stock at a conversion price of one-third of the price per share of the common stock paid for by the purchasers of common stock in a public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"). The number of shares of common stock issuable upon one share of series A convertible preferred stock in such event shall be the quotient obtained by dividing $10 by the conversion price.

         BLANK CHECK PREFERRED STOCK

         As of June 30, 2007 the Company has 5,000,000 shares of Blank Check Preferred Stock authorized and 0 shares issued and outstanding at par value $0.001 per share.

                                    PART II:

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Article V of our By-Laws, The directors and officers shall be indemnified to the fullest extent permitted by Maryland law.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

    ----------------------------------------------------------------------
    SEC Registration Fee                                            $152
    ----------------------------------------------------------------------
    Professional Fees and Expenses*                               $150,000
    ----------------------------------------------------------------------
    Printing and Engraving Expenses*                               $5,000
    ----------------------------------------------------------------------
    Transfer Agent's Fees*                                         $2,500
    ----------------------------------------------------------------------
    Miscellaneous Expenses*                                        $3,000
    ----------------------------------------------------------------------
    Total                                                        $160,652*
    ----------------------------------------------------------------------

      * Estimates

                     RECENT SALES OF UNREGISTERED SECURITIES

THE FOLLOWING SETS FORTH RECENT SALES BY THE COMPANY OF UNREGISTERED SECURITIES DURING THE FISCAL YEAR ENDING DECEMBER 31, 2007:

On May 30, 2007, we completed an offering that raised $925,000 from the sale in a private placement of 92,500 shares of our Series A Preferred Stock (with each share initially convertible into 43.98 shares of our common stock or an aggregate of 4,021,900 shares), three year warrants to purchase) and aggregate of 4,021,900 shares of our common stock at an exercise price of $1.00.

On November 1, 2007 451,613 shares were issued Friedlander for compensation for consulting services.

THE FOLLOWING SETS FORTH RECENT SALES BY THE COMPANY OF UNREGISTERED SECURITIES DURING THE FISCAL YEAR ENDED DECEMBER 31, 2006:

On November 20, 2006 1mm shares to Friedland Corporate Investor Services LLC, and its assignees for consulting services

On November 17, 2006 9,000,00 to shareholders of Zhongxi in consideration of the Management Entrustment Agreement

No underwriter was involved in any of the above issuances of securities. All of the above securities were issued in reliance upon the exemptions set forth in
Section 4(2) of the Securities Act on the basis that they were issued under circumstances not involving a public offering.

Other than the securities mentioned above, we have not issued or sold any securities without registration for the past three years from the date of this registration statement.

EXHIBITS

3.1 Articles of Incorporation filed with the Secretary of State of the State of Maryland on May 17, 2006.

3.2 Articles of Amendment. filed with the Secretary of State of the State of Maryland on August 2, 2007.

3.3 Articles of Amendment filed with the Secretary of State of the State of Maryland on September 14, 2007.

3.4 Articles of Amendment filed with the Secretary of State of the State of Maryland on November 13, 2007.

3.5   Bylaws of the Company.

4.1   Form of $1.00 Common Stock Warrant

5.1 Legal Opinion of Guzov Ofsink, LLC re legality of the common stock being registered.

9.1 Voting Trust and Escrow Agreement, dated ,November 21, 2006, by and among Zhongxi Shareholders and their trustees

10.1 Management Entrustment Agreement, dated November 8, 2006, entered into by and between the An Sen and Zhongxi

10.2 Form of Preferred Stock and Warrant Purchase Agreement between the Company and the purchasers of the Series A Convertible Preferred Stock

10.3 Form of Amendment No. 1 to the Preferred Stock and Warrant Purchase Agreement between the Company and the purchasers of the Series A Convertible Preferred Stock

21.1  List of subsidiaries.

23.1 Consent of counsel to the use of the opinion annexed at Exhibit 5.1 (contained in the opinion annexed at Exhibit 5.1)

23.2 Consent of accountants (Child, Van Wagoner & Bradshaw, PLLC) for use of their report.

                                  UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

            ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly in Beijing, PRC, on November 13, 2007.

                                     CHINA POWER EQUIPMENT, INC.

                                     /s/ Yongxing Song
                                     -----------------
                                     By: Yongxing Song,
                                         Chief Executive Officer,
                                         President and Director
                                         (principal executive officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

NAME AND TITLE                                       DATE

/s/ Yongxing Song                                    November 13, 2007
-----------------
Yongxing Song,
Chief Executive Officer, President and Director
(principal executive officer)

/s/ Yarong Feng                                      November 13, 2007
---------------
Yarong Feng
Director

/s/ Michael Segal                                    November 13, 2007
-----------------
Michael Segal
Director